UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

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Office Properties Income Trust

(Name of Registrant as Specified In Its Charter)
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Notice of 2020 Annual Meeting
of Shareholders and Proxy Statement

Wednesday, May 27, 2020 at 9:30 a.m., Eastern time

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

BUSINESS AT A GLANCE*

OFFICE PROPERTIES
INCOME TRUST

Office Properties Income Trust (Nasdaq: OPI) is a real estate investment trust (REIT) focused on owning, operating and leasing office properties primarily leased to single tenants and those with high credit quality characteristics like government entities.

$4.6 BILLION INVESTMENT PORTFOLIO

189 PROPERTIES IN POTFOLIO

25.7 MILLION SQUARE FEET

35 STATES & WASHINGTON, D.C.

92.4% OCCUPANCY

62.9% REVENUE FROM INVESTMENT GRADE RATED TENANTS[1]

TENANT INDUSTRY

(Percentage of Total Annualized Rental Income)

Government
Technology & Communications
Legal & Consulting
Real Estate & Financial
Retail & Food
Manufacturing & Transportation
Life Sciences & Medical
Education & Social Services
Energy Services
Other
39.2%
17.5%
15.3%
11.7%
5.9%
4.6%
2.2%
1.5%
1.3%
0.8%

LEASE EXPIRATIONS

(Percentage of Total Annualized Rental Income)

50%
40%
30%
20%
10%
0%
9%
7%
11%
12%
16%
45%
2020
2021
2022
2023
2024
2025+

BUSINESS HIGHLIGHTS

Asset Sales to Reduce Leverage

- $848.9 million of property sales completed in FY 2019.
- $104.7 million of RMR common shares sold, with a 261% net ROE.

Improved Balance Sheet

- Reduced leverage from 7.5x to 5.9x net debt / Adjusted EBITDA, below our target range of 6.0x to 6.5x.
- No significant debt maturities until 2022.

Managing Capex

- Eliminating more than $130 million of capital costs over the next five years through property sales.

Strong Leasing Activity

- Entered into more than 2.9 million sq. ft. of new and renewal leases in 2019 with a weighted average roll up in rent of 4.2% and a weighted average lease term of 8.6 years.

Well Covered Dividend

- Low 40% FFO payout versus peer average of 62%.
- Cash available for distribution (CAD) payout of 56%, below target of 75%.

Market Leading Sustainability Initiatives

- Named 2019 ENERGY STAR® Partner of the Year as well as a Silver-level 2019 Green Lease Leader.

(1) Includes: a) investment grade rated tenants; b) tenants with investment grade rated parent entities that guarantee the tenant's lease obligations; and c) tenants with investment grade rated parent entities that do not guarantee the tenant's lease obligations.

* *Data as of December 31, 2019.*

LETTER TO OUR SHAREHOLDERS FROM OUR
BOARD OF TRUSTEES

Dear Fellow Shareholders:

Please join us for our annual meeting on Wednesday, May 27, 2020. The business to be conducted at the meeting is explained in the attached Notice of Meeting and Proxy Statement. We believe furnishing these materials over the internet expedites shareholders' receipt of these important materials while lowering cost and reducing the environmental impact of our annual meeting.

Please be assured that our Board takes seriously our role in the oversight of our Company's long term business strategy, which is the best path to long term value creation for you, our shareholders. In 2019, some highlights of the implementation of our long term business strategy were:

  •
  successfully executing on our disposition plan, selling more than $950 million of assets;

  •
  improving our balance sheet, reducing leverage from 7.5x to 5.9x net debt/Adjusted EBITDA, below our target range of 6.0x to 6.5x;

  •
  reducing our capital expenditure costs by pruning our portfolio through our property sales;

  •
  entering into more than 2.9 million square feet of new and renewal leases with a weighted average roll up in rent of 4.2% and a weighted average lease term of 8.6 years;

  •
  being recognized as an ENERGY STAR® Partner of the Year in the energy management category and earning 2019 Green Lease Leader Silver recognition from the Department of Energy Better Buildings Initiative and the Institute for Market Transformation; and

  •
  reducing our energy consumption by 9.8 million kilowatt hours resulting in an expense savings of more than $976,000.

We also continue to make significant progress on our previously announced multiyear process of examining our fundamental governance policies. Shareholder engagement and feedback have been critical components of this re-examination. Last year we adopted a proxy access bylaw and amended our Bylaws to provide for a plurality vote standard in contested elections of our Trustees. This year, we are proposing that shareholders vote to amend our Declaration of Trust to provide for annual Trustee elections. We also have retained an executive search and consulting firm to help us identify and vet qualified and diverse board candidates so that we can refresh our Board and have revised our Say on Pay and sustainability disclosure in response to shareholder feedback. We discuss our continuing plans and progress in more detail in the accompanying Proxy Statement.

Since we began writing this letter to you, 2019 has been overshadowed by the COVID-19 pandemic and market tumult. With events and circumstances in constant flux, any commentary we give here may be outdated by the time you have the opportunity to read this letter. Instead, we simply want to assure you that we are vigilantly monitoring changing events and circumstances with an eye to managing for the global good, mitigating the negative impact on our business and best positioning us for stability and recovery when this crisis passes. As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.opireit.com.

We thank you for your investment in Office Properties Income Trust and for the confidence you put in this Board to oversee your interests in our business.

April 13, 2020

David M. Blackman	William A. Lamkin
Donna D. Fraiche	Elena B. Poptodorova
Barbara D. Gilmore	Adam D. Portnoy
John L. Harrington	Jeffrey P. Somers

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS OF OFFICE PROPERTIES INCOME TRUST

Place:	Agenda:
Two Newton Place 255 Washington Street, Suite 100 Newton, Massachusetts 02458* Date: May 27, 2020 Time: 9:30 a.m., Eastern time

•

Elect the Trustee nominees identified in the accompanying Proxy Statement to the Company's Board of Trustees;

•

Approve an amendment to our Declaration of Trust to provide for the annual election of all Trustees;

•

Advisory vote to approve executive compensation;

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Approve the Amended and Restated Office Properties Income Trust 2009 Incentive Share Award Plan;

•

Ratify the appointment of Ernst & Young LLP as independent auditors to serve for the 2020 fiscal year; and

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Transact such other business as may properly come before the meeting and at any postponements or adjournments of the meeting.

Record date:You can vote if you were a shareholder of record as of the close of business on March 16, 2020.
If you are attending the meeting, you will be asked to present photo identification for admission.

• Record owners:If you are a shareholder as of the record date who holds shares directly, you need not present any documentation to attend our 2020 Annual Meeting, other than photo identification.

•

Beneficial owners:If you are a shareholder as of the record date who holds shares indirectly through a brokerage firm, bank or other nominee, you must present evidence of your beneficial ownership of shares.

Please see the accompanying Proxy Statement for additional information. By Order of our Board of Trustees, Jennifer B. Clark Secretary April 13, 2020
*
As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.opireit.com.

PROXY STATEMENT

Our Board of Trustees (our "Board") of Office Properties Income Trust (the "Company," "we," "us" or "our") is furnishing this proxy statement and accompanying proxy card (or voting instruction form) to you in connection with the solicitation of proxies by our Board for our 2020 annual meeting of shareholders. Our annual meeting will be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on Wednesday, May 27, 2020, at 9:30 a.m., Eastern time, subject to any adjournments or postponements thereof (the "2020 Annual Meeting").* We are first making these proxy materials available to shareholders on or about April 13, 2020.

Only owners of record of common shares of beneficial interest of the Company ("Common Shares") as of the close of business on March 16, 2020, the record date for our 2020 Annual Meeting, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments of the meeting. Holders of Common Shares are entitled to one vote for each Common Share held on the record date. On March 16, 2020, there were 48,200,929 Common Shares issued and outstanding.

The mailing address of our principal executive offices is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

*
As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that our 2020 Annual Meeting may be held virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.opireit.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR 2020 ANNUAL MEETING TO BE HELD ON Wednesday, May 27, 2020.

The Notice of 2020 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2019 are available at www.proxyvote.com.

PLEASE VOTE

Please vote to play a part in our Company's future. The Nasdaq Stock Market LLC (the "Nasdaq") rules do not allow a broker, bank or other nominee who holds shares on your behalf to vote on nondiscretionary matters without your instructions.

PROPOSALS THAT REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	VOTES REQUIRED FOR APPROVAL

1	Election of Trustee	Page 16	✓ FOR	Plurality of all votes cast*
2	Approval of an amendment to our Declaration of Trust to provide for the annual election of all Trustees	Page 31	✓ FOR	Two-thirds of all votes entitled to be cast
3	Advisory vote to approve executive compensation**	Page 33	✓ FOR	Majority of all votes cast
4	Approval of the Amended and Restated Office Properties Income Trust 2009 Incentive Share Award Plan	Page 45	✓ FOR	Majority of all votes cast
5	Ratification of independent auditors**	Page 49	✓ FOR	Majority of all votes cast

*
Our Board has adopted a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

**
Non-binding advisory vote.

You can vote in advance in one of three ways:

via the internet
Visit www.proxyvote.com and enter your 16 digit control number provided in your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form before 11:59 p.m., Eastern time, on May 26, 2020 to authorize a proxy VIA THE INTERNET.
by phone
Call 1-800-690-6903 if you are a shareholder of record and 1-800-454-8683 if you are a beneficial owner before 11:59 p.m., Eastern time, on May 26, 2020 to authorize a proxy BY TELEPHONE. You will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form.
by mail	Sign, date and return your proxy card if you are a shareholder of record or voting instruction form if you are a beneficial owner to authorize a proxy BY MAIL.

If the meeting is postponed or adjourned, these times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting.

PLEASE VISIT: www.proxyvote.com

•
To review and download easy to read versions of our Proxy Statement and Annual Report.

•
To sign up for future electronic delivery to reduce the impact on the environment.

         2020 Proxy Statement    1

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Review of Corporate Governance Policies and Shareholder Engagement

Last year, our Board announced that, in recognition of the relationship between corporate governance and long term performance, and as a result of engagement with and feedback from our shareholders, our Board was embarking on a review of the Company's corporate governance principles. Our Board expects that corporate governance reform will be a multi-year process and, as it weighs various alternatives, our Board is prioritizing its consideration based on a review of best practices and input from our shareholders. Based on these principles, last year our Board:

  •
  amended our Bylaws to add a proxy access bylaw;

  •
  amended our Bylaws to provide for a plurality vote standard in contested elections;

  •
  retained Korn Ferry, a leading executive search and consulting firm, to help identify and evaluate candidates to refresh our Board; and

  •
  reviewed and updated our governance guidelines to further develop the duties and responsibilities of the Lead Independent Trustee and to establish clear duties and responsibilities for the Chair of our Board.

Our Board is continuing to evaluate the Company's corporate governance principles and has established the following priorities and taken the following steps:

  •
  conducting a shareholder outreach to all of our shareholders who hold 1% or more of our common shares, which resulted in meaningful engagements with more than 38.0% of our shareholders;

  •
  engaging with Korn Ferry to identify and evaluate candidates to refresh our Board;

  •
  asking shareholders in this Proxy Statement to approve an amendment to our Declaration of Trust to declassify our Board so that all of our Trustees will stand for election annually beginning with our 2023 annual meeting of shareholders; and

  •
  enhancing our compensation and sustainability disclosure and reporting in response to shareholder feedback.

As our Board continues on the path to enhanced governance practices, we appreciate your support of our Board and these initiatives.

Board Composition and Refreshment

We are currently governed by an eight member Board of Trustees. Ensuring our Board is comprised of Trustees who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds and effectively represent the long term interests of shareholders is a top priority of our Board and our Nominating and Governance Committee. Our Board actively evaluates its composition for several reasons, including to maintain the ratio of Independent Trustees to Managing Trustees, create more skill mix and diversity and ensure a smooth transition if and when a Trustee decides to retire or otherwise leaves our Board. Our Board believes that continuity is important to the effective conduct of our business and expects to engage in an ongoing refreshment process. To facilitate these efforts, in 2019 our Board retained Korn Ferry, a leading executive search and consulting firm, to act as an advisor and to assist our Nominating and Governance Committee in:

  •
  identifying and evaluating potential trustee candidates;

2         2020 Proxy Statement

  •
  creating an even playing field among candidates identified regardless of source;

  •
  using the criteria, evaluations and references to prioritize candidates for consideration regardless of source; and

  •
  assisting in attracting and vetting candidates.

Process for Selecting Trustees

Our Nominating and Governance Committee screens and recommends candidates for nomination by our full Board. Our Bylaws provide that the size of our Board shall be eight members until increased or decreased by our Board. Our Nominating and Governance Committee is assisted with its recruitment efforts by its ongoing engagement with Korn Ferry, which recommends candidates that satisfy our Board's criteria. They also provide research and pertinent information regarding candidates, as requested.

ISG Corporate Governance Framework

We follow the Investor Stewardship Group's ("ISG") Corporate Governance Framework for U.S. Listed Companies, as summarized below:

ISG Principle	Our Practice

Principle 1: Boards are accountable to shareholders.

•

Assuming Proposal 2 is approved by our shareholders, beginning in 2023, all of our Trustees will stand for election annually.

•

We adopted a proxy access bylaw.

•

We have a resignation policy pursuant to which an incumbent Trustee who fails to receive a majority of votes cast in an uncontested election will offer to resign from our Board and, in such circumstance, our Board will decide whether to accept or reject the resignation offer.

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest.	• We do not have a dual class structure; each shareholder gets one vote per share.

         2020 Proxy Statement    3

ISG Principle	Our Practice

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives.

•

In 2019, our proactive shareholder outreach extended to all of our shareholders who hold 1% or more of our common shares, and we had meaningful engagements with more than 38.0% of our shareholders.

•

Our engagement topics included governance reform priorities, sustainability and social strategy, Board composition, leadership and refreshment, succession planning and executive compensation program disclosure.

Principle 4: Boards should have a strong, independent leadership structure.

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We have a Lead Independent Trustee with clearly defined duties and responsibilities that are disclosed to shareholders.

•

Our Board considers the appropriateness of its leadership structure at least annually.

•

We have strong Independent Committee Chairs.

Principle 5: Boards should adopt structures and practices that enhance their effectiveness.

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75% of Board members are independent.

•

Our Board is comprised of almost 40% women.

•

We have an active Board refreshment plan, including an ongoing engagement with an executive search and consulting firm to identify and evaluate candidates to refresh our Board; four new Board members have joined our Board in the last four years.

•

Our Trustees attended 100% of all Board and applicable committee meetings in 2019, and all Trustees attended the 2019 annual meeting of shareholders.

Principle 6: Boards should develop management incentive structures that are aligned with the long term strategy of the company.

•

Our Compensation Committee annually reviews and approves incentive compensation program design, goals and objectives for alignment with compensation and business strategies.

•

Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted the Office Properties Income Trust 2009 Incentive Share Award Plan (the "Share Award Plan") to reward our named executive officers and other employees of our manager, The RMR Group LLC ("RMR LLC"), who provide services to us and to align their interests with those of our shareholders.

Sustainability

Overview.    Our business strategy incorporates a focus on sustainable approaches to operating our properties in a manner that benefits our shareholders, tenants and the communities in which we are located. We seek to operate our properties in ways that improve the economic performance of their operations, while simultaneously managing energy and water consumption, as well as greenhouse gas emissions.

4         2020 Proxy Statement

Our environmental sustainability and community engagement strategies are primarily implemented by our manager, RMR LLC, and focus on a complementary set of objectives, including the following:

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  Responsible Investment:  During the acquisition of properties, RMR LLC assesses, among other things, environmental sustainability opportunities and climate related risks as part of the due diligence process. We also seek to invest capital in our properties that both improves environmental performance and enhances asset value.

  •
  Environmental Stewardship:  We seek to improve the environmental footprint of our properties, including by reducing energy consumption and water usage, especially when doing so may reduce operating costs and enhance the properties' competitive position. As a result of these ongoing efforts, our portfolio wide achievements include:

      o
      certifying more than 6 million square feet across 40 properties through the Environmental Protection Agency's ("EPA") ENERGY STAR® program;

      o
      being recognized in 2018 and 2019 as an ENERGY STAR® Partner of the Year in the energy management category;

      o
      being recognized in 2020 as an ENERGY STAR® Sustained Excellence Partner of the Year in the energy management category;

      o
      earning Green Star status on the Global Real Estate Sustainability Benchmark ("GRESB") for five consecutive years through 2019; and

      o
      earning 2019 and 2020 Green Lease Leader Silver recognition from the Department of Energy Better Buildings Initiative and the Institute for Market Transformation.

  •
  Corporate Citizenship:  We seek to be a responsible corporate citizen and to strengthen the communities in which we own properties. We have no employees but our manager, RMR LLC, regularly encourages its employees to engage in a variety of charitable and community programs, including participation in a company-wide service day and a charitable giving matching program. RMR LLC also continuously invests in its workforce and in 2019 it received the Real Estate Management Excellence (REME) Award for Employee & Leadership Development from the Institute of Real Estate Management (IREM).

  •
  Diversity:   We value a diversity of backgrounds, experience and perspectives. Our Board is comprised of almost 40% women and we were ranked by the 2020 Women on Boards organization as a "Winning" company, the best ranking given by the organization. RMR LLC is an equal opportunity employer.

Our manager, RMR LLC, earned recognition in 2019 and 2020 as an ENERGY STAR® Partner of the Year in the Service and Product Provider category.

Sustainability Accounting Metrics.    The following disclosures are informed by the guidance of the Sustainability Accounting Standards Board ("SASB") Standards for Real Estate. To the extent an accounting metric, as defined by the SASB Standard, is not applicable to our portfolio or data to report on the applicable accounting metric is not available to us, we have not made any disclosure.

For the following disclosures, the assets are considered a single subsector property type ("office"), consistent with how these assets are presented in our other Securities and Exchange Commission ("SEC") filings. The information presented is as of December 31, 2019, unless otherwise noted or the context otherwise requires. Additionally, "Same Property" information includes properties owned continuously since January 1, 2018, inclusive of properties Select Income REIT ("SIR") owned immediately prior to the Company's acquisition of SIR on December 31, 2018 (the "SIR Merger") and which it had owned continuously since January 1, 2018 and which we have owned continuously since the SIR Merger.

         2020 Proxy Statement    5

I.
Energy management integration discussion (SASB Accounting Metric Code: IF-RE-130a.5).

  RMR LLC deploys on our behalf energy management best practices, which include:

    •
    ENERGY STAR® benchmarking;

    •
    real-time energy monitoring;

    •
    daytime and nighttime energy audits;

    •
    Light Emitting Diodes (LED) lighting upgrades;

    •
    annual energy engagement competitions;

    •
    energy performance training for property operations teams;

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    energy performance review for end-of-life heating, ventilation and air conditioning (HVAC) equipment replacements; and

    •
    capital deployment dedicated to generating returns on energy efficiency upgrades.

  As a result of these energy management efforts, we have reduced energy and water usage helping to generate both economic and environmental benefits.

  Sections II, III and IV below provide SASB-aligned energy-related metrics.

II.
Energy consumption data coverage in square feet and as a percentage of Same Property floor area (SASB Accounting Metric Code: IF-RE-130a.1).

  The following illustrates Same Property energy data available as compared to the total population of Same Property assets.

6         2020 Proxy Statement

III.
Total energy consumption and change in energy consumption for covered Same Property area (SASB Accounting Metric Codes: IF-RE-130a.2 and IF-RE-130a.3).

IV.
Percentage of eligible portfolio that (i) has obtained an energy rating and (ii) is certified to ENERGY STAR® (SASB Accounting Metric Code: IF-RE-130a.4).

  83% of our Same Property assets are eligible to earn an ENERGY STAR® certification based on size, use profile and occupancy profile requirements established by the EPA. Energy ratings and certifications are performed using the EPA's Portfolio Manager online benchmarking tool.

V.
Water management integration discussion (SASB Accounting Metric Code: IF-RE-140a.4).

  RMR LLC supports on our behalf water management practices that reduce operating costs as well as our impact on the consumption of natural resources. Water usage is managed by benchmarking water performance to establish a baseline and to measure performance improvements resulting from conservation measures. Benchmarking is performed through the EPA's ENERGY STAR® Portfolio Manager online platform.

  Some cities and states in which we own properties require annual whole-building energy and water use disclosure. In these jurisdictions, RMR LLC engages with tenants to collect and report any direct tenant-paid energy and water consumption.

         2020 Proxy Statement    7

  RMR LLC also routinely implements water efficiency and water use reduction projects, which include upgrades for indoor plumbing fixtures, low-flow water closets and urinals, low-flow flush valves, low-flow automatic faucet controls, low-flow faucet aerators and shower heads, water-efficient landscaping and cooling tower water management.

  Sections VI and VII below provide SASB-aligned water-related metrics.

VI.
Water withdrawal data coverage in square feet and as a percentage of Same Property floor area and percentage in regions with High or Extremely High Baseline Water Stress (SASB Accounting Metric Codes: IF-RE-140a.1).

We have no properties with High or Extremely High Baseline Water Stress as defined by the World Resources Institute.1

VII.
Total water withdrawn and percent change for Same Property area with data coverage (SASB Accounting Metric Codes: IF-RE-140a.2 and IF-RE-140a.3).

1
https://www.wri.org/publication/aqueduct-country-and-river-basin-rankings

8         2020 Proxy Statement

VIII.
Description of approach to measuring, incentivizing, and improving sustainability impacts of tenants (SASB Accounting Metric Code: IF-RE-410a.3).

  On our behalf, RMR LLC seeks to provide best-in-class property operations and healthy, efficient environments for our tenants and encourage continual engagement that promotes long-lasting relationships and sustainable behaviors.

  RMR LLC has internal policies that govern environmentally responsible property operations. We also utilize green lease language, where possible, to promote mutual commitment to environmentally friendly practices and operational efficiencies with our tenants. These efforts earned us Green Lease Leader recognitions in 2015, 2016, 2017, 2019 and 2020.

  RMR LLC prioritizes LEED certification and recertification projects by reviewing a variety of sustainability and leasing criteria such as high ENERGY STAR® scores and access to public transportation and near-by amenities. We believe that taking the initiative to submit for and attain LEED certification adds value to our properties and enhances tenant satisfaction, which reflects our commitment to environmental sustainability.

IX.
Area of properties located in FEMA Special Flood Hazard Areas or foreign equivalent, by property subsector (SASB Accounting Metric Code: IF-RE-450a.1).

  Approximately 1,450,638 square feet of Same Property assets are located in FEMA Special Flood Hazard Areas (SFHA).

X.
Description of climate change risk exposure analysis, degree of systematic portfolio exposure, and strategies for mitigating risks. (SASB Accounting Metric Code: IF-RE-450a.2).

  We define climate change resilience as our ability to anticipate, prepare for and recover from events related to climate change.

  In preparation for and in response to property-level natural hazards, our manager, RMR LLC, utilizes dynamic geographic mapping tools which allows them to quickly assess the risk to our properties from the rapidly changing natural hazards related to coastal and river flooding.

  In advance of a natural hazard event, resources are directed to properties identified as potentially impacted by our mapping tools. The resources made available include access to senior management and mobilization of equipment and personnel. Rapid response personnel may also be directed to properties after a weather event has occurred.

  Properties susceptible to inundation from flood waters are evaluated routinely. The evaluation may include implementing tenant and local agency coordination protocols, property incident response plan reviews, insurance provider assessments and the implementation of physical protection elements, such as flood protection barriers.

  Our portfolio strategy includes the development of hazard and vulnerability assessments of our properties and scenario planning and economic risk reviews over long term ownership periods.

         2020 Proxy Statement    9

Key Responsibilities of Our Board

Oversight of Strategy	Oversight of Risk	Succession Planning

✓

Our Board oversees and monitors strategic planning.

✓

Business strategy is a key focus of our Board and embedded in the work of Board committees.

✓

Company management is charged with executing business strategy and provides regular performance updates to our Board.

✓

Our Board oversees risk management.

✓

Board committees, which meet regularly and report back to our full Board, play significant roles in carrying out the risk oversight function.

✓

Company management is charged with managing risk, through robust internal processes and effective internal controls.

✓

Our Board oversees succession planning and talent development for senior executive positions.

✓

Our Nominating and Governance Committee makes an annual report to our Board on succession planning.

✓

In the event of a succession, our entire Board may work with our Nominating and Governance Committee, or the Independent Trustees, as applicable, to nominate and evaluate potential successors.

Our Board's Role in Oversight of Risk Management

Our Board is elected by shareholders to oversee our business and long term strategy. As part of fulfilling its responsibilities, our Board oversees the safeguarding of our assets, the maintenance of appropriate financial and other internal controls and our compliance with applicable laws and regulations. Inherent in these responsibilities is our Board's understanding and oversight of the various risks we face. Our Board considers that risks should not be viewed in isolation and should be considered in virtually every business decision and as part of our business strategy.

Our Board oversees risk as part of its general oversight of our Company. Oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. Our day to day business is conducted by our manager, RMR LLC, and RMR LLC and our officers and Director of Internal Audit are responsible for incorporating risk management in their activities. Our Director of Internal Audit reports to our Audit Committee and provides us with advice and assistance with our risk management function.

In discharging their oversight responsibilities, our Board and Board committees review regularly a wide range of reports RMR LLC and other service providers provide, including:

  •
  reports on market and industry conditions;

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  operating and regulatory compliance reports;

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  financial reports;

  •
  reports on risk management activities;

  •
  regulatory and legislative updates that may impact us;

  •
  reports on the security of our information technology processes and our data; and

  •
  legal proceedings updates and reports on other business related matters.

Our Board and Board committees discuss these matters among themselves and with representatives of RMR LLC, our officers, our Director of Internal Audit, legal counsel, our independent auditors and other professionals, as appropriate.

10         2020 Proxy Statement

Our Audit Committee takes a leading role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management, including cybersecurity, and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent auditors regarding potential risks, including risks related to our internal control over financial reporting. Our Audit Committee also reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping us systematically evaluate the effectiveness of its risk management, control and governance processes on an annual basis. Our Audit Committee meets at least quarterly and reports its findings to our Board. Our Audit Committee also meets periodically with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to our Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management.

Our Audit Committee considers risks related to cybersecurity and receives regular reports from management regarding cybersecurity risks and countermeasures being undertaken or considered by our Company, including updates on the internal and external cybersecurity landscape and relevant technical developments.

Our Compensation Committee whose duties are detailed in its charter, among other duties, evaluates the performance of our Director of Internal Audit and RMR LLC's performance under our business and property management agreements, including any perceived risks created by compensation arrangements. Also, our Compensation Committee and our Board consider that we have a share award program that requires share awards to executive officers to vest over a period of years. We believe that the use of share awards vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages management to make longer term and appropriately risk balanced decisions.

It is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for us to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our ability to manage risk is subject to substantial limitations.

To learn more about the risks we face, you can review the matters discussed in Part I, "Item 1A. Risk Factors" and "Warning Concerning Forward-Looking Statements" in our Annual Report for the year ended December 31, 2019 (the "Annual Report"). The risks described in the Annual Report are not the only risks we face. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect our business, financial condition or results of operations in future periods.

Trustee Independence

Under the corporate governance listing standards of the Nasdaq and our governing documents, our Board must consist of a majority of Independent Trustees. Under our governing documents, Independent Trustees are Trustees who are not employees of RMR LLC, are not involved in our day to day activities and who meet the qualifications for independence under the applicable rules of the Nasdaq and the SEC.

Our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees or trustees or directors of our subsidiaries. In making independence determinations, our Board observes the Nasdaq and SEC criteria, as well as the criteria set forth in our governing documents. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation. Based on this review, our Board has determined that Donna D. Fraiche, Barbara D. Gilmore, John L. Harrington, William A. Lamkin, Elena B. Poptodorova and Jeffrey P. Somers currently qualify as independent trustees under applicable Nasdaq and SEC criteria and as Independent Trustees under our governing documents. In

         2020 Proxy Statement    11

making these independence determinations, our Board reviewed and discussed additional information provided by us and the Trustees with regard to each of the Trustees' relationships with us, RMR LLC or The RMR Group Inc. ("RMR Inc."), the managing member of RMR LLC, and the other companies to which RMR LLC or its subsidiaries provide management services. Our Board has concluded that none of these six Trustees possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable Nasdaq and SEC standards.

Executive Sessions of Independent Trustees

Pursuant to our Governance Guidelines, our Independent Trustees are expected to meet at least twice per year in regularly scheduled meetings at which only Independent Trustees are present. Our Independent Trustees also meet separately with our officers, with our Director of Internal Audit and with our independent auditors. The presiding Trustee for purposes of leading Independent Trustee sessions will be the Lead Independent Trustee, unless the Independent Trustees determine otherwise.

Board Leadership Structure

In accordance with our governing documents, our Board is comprised of eight Trustees, including six Independent Trustees and two Managing Trustees, and our Board is currently divided into three classes, with each Trustee of each class elected at an annual meeting of shareholders serving for a term that continues until the third annual meeting of shareholders following his or her election and until his or her successor is elected and qualifies; however, our Board has approved an amendment to our Declaration of Trust to require the annual election of all Trustees beginning with the 2023 annual meeting of shareholders. If this amendment is approved by our shareholders at our 2020 Annual Meeting, beginning with the 2021 annual meeting of shareholders, the Trustees whose terms expire at an annual meeting will stand for election at the meeting for one-year terms and all Trustees will stand for election at the 2023 annual meeting of shareholders, and thereafter, for one-year terms. For more information on this amendment, see "Proposal 2: Approval of an Amendment to the Declaration of Trust to Provide for the Annual Election of All Trustees" on page 31.

All Trustees play an active role in overseeing our business both at our Board and committee levels. As set forth in our Governance Guidelines, the core responsibility of our Trustees is to exercise sound, informed and independent business judgment in overseeing the Company and its strategic direction. Our Trustees are skilled and experienced leaders and currently serve or have served as members of senior management in public and private for profit organizations and law firms, and have also served as government officials and in academia. Our Trustees may be called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of our officers and advisers. Our Board is small, which facilitates informal discussions and communication from management to our Board and among Trustees.

On May 29, 2019, Adam D. Portnoy was appointed Chair of our Board. Our Board believes that Mr. Portnoy's leadership of RMR LLC and extensive familiarity with our day to day business provide valuable insight for our Board.

Six of our Trustees, including two of our Trustee nominees for election at our 2020 Annual Meeting, are independent under the applicable Nasdaq and SEC criteria and our governing documents. All of the members of our Audit Committee, Nominating and Governance Committee and Compensation Committee are independent under the applicable listing requirements and rules of the Nasdaq and other applicable laws, rules and regulations, including those of the SEC. As set forth in our governing documents, two of our Trustees are Managing Trustees, persons who have been employees, officers or directors of RMR LLC or who have been involved in our day to day activities for at least one year prior to his, her or their election as Trustees.

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Lead Independent Trustee

We have a Lead Independent Trustee who is selected annually by the vote of a majority of our Independent Trustees. Currently, Ms. Poptodorova serves as our Lead Independent Trustee. Our Lead Independent Trustee has well-defined, substantive responsibilities that include:

  •
  presiding at all meetings of our Board at which the Chair or a Managing Trustee is not present;

  •
  presiding at all meetings and executive sessions of the Independent Trustees;

  •
  having the authority to call meetings of the Independent Trustees or executive sessions of the Independent Trustees;

  •
  serving as the principal liaison between the Independent Trustees and the senior management team;

  •
  arranging, together with the Chair of our Board, for appropriate information (including quality and quantity) to be timely provided to our Board and the Independent Trustees;

  •
  assisting our Compensation Committee in its annual evaluation of the performance of the Company's management and of our manager, RMR LLC;

  •
  assisting with setting Board meeting agendas and arranging meeting schedules, including to ensure that there is sufficient time for discussion of all agenda items;

  •
  considering suggestions for meeting agenda items from other Independent Trustees;

  •
  authorizing the retention of advisors and consultants who report directly to the Independent Trustees when appropriate; and

  •
  if requested, and in coordination with the Chair of our Board and the Company's management, being reasonably available for consultation and direct communication with shareholders.

Code of Business Conduct and Ethics and Committee Governance

Our Board is committed to corporate governance that promotes the long term interests of our shareholders. Our Board has established Governance Guidelines that provide a framework for effective governance. Our Board regularly reviews developments in corporate governance and updates our Governance Guidelines and other governance materials as it deems necessary and appropriate.

We have also adopted a Code of Business Conduct and Ethics (the "Code") to, among other things, provide guidance to our Trustees and officers and RMR LLC, its officers and employees and its parent's and subsidiaries' directors, trustees, officers and employees to ensure compliance with applicable laws and regulations.

Our Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee, Compensation Committee and Nominating and Governance Committee each have adopted a written charter, and reviews its written charter on an annual basis to consider whether any changes are required.

Our corporate governance materials are available for review in the governance section of our website, including our Governance Guidelines, the charter for each Board committee, the Code and information about how to report concerns or complaints about accounting, internal accounting controls or auditing matters and any violations or possible violations of the Code and how to communicate with our Trustees. To access these documents on our website visit www.opireit.com.

Trustee Resignation Policy

Our Governance Guidelines provide that if an incumbent Trustee does not receive a majority of the votes cast in an uncontested election, the Trustee will submit an offer to resign from our Board. In such

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circumstance, our Nominating and Governance Committee will make a recommendation to our Board on whether to accept or reject the resignation offer, or whether other action should be taken. Our Board will act on the resignation offer taking into account the recommendation of our Nominating and Governance Committee and make its decision within 90 days following the certification of the election results.

Prohibition on Hedging

Our Insider Trading Policies and Procedures expressly prohibits members of our Board and our officers from engaging in hedging transactions involving our securities and those of RMR Inc. or any other public company to which RMR LLC or its affiliates provide management services.

Nominations for Trustees

Shareholders who would like to recommend a nominee for the position of Trustee should submit their recommendations in writing by mail to the Chair of our Nominating and Governance Committee, c/o Office Properties Income Trust, Secretary, at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@opireit.com. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the candidate for more information. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates it considers.

A shareholder, or a group of up to 20 shareholders, owning at least three percent of the outstanding Common Shares continuously for at least three years may utilize our proxy access bylaw to nominate and include in our proxy materials Trustee candidate(s) for election at an annual meeting of shareholders provided that the shareholder(s) and the nominee(s) satisfy the informational, documentation and other requirements specified by Section 2.18 of our Bylaws.

Shareholders seeking to nominate one or more individuals as a Trustee candidate without relying on our proxy access bylaw must comply with the advance notice requirements for shareholder nominations set forth in Section 2.14 of our Bylaws, which include, among other things, requirements as to the proposing shareholder's timely delivery of advance notice, continuous requisite ownership of Common Shares and submission of specified documentation and information.

Communications with Our Board

Our Board has established a process to facilitate communication by shareholders and other interested parties with Trustees. Communications should be addressed to Trustees in care of the Secretary, Office Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or by email to secretary@opireit.com.

Shareholder Nominations and Other Proposals

Deadline to Submit Proposals pursuant to Rule 14a-8 for the 2021 Annual Meeting of Shareholders: Shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") must be received at our principal executive offices on or before December 14, 2020 in order to be eligible to be included in the proxy statement for the 2021 annual meeting of shareholders; provided, that, if the date of the 2021 annual meeting of shareholders is more than 30 days before or after May 27, 2021, such a proposal must be submitted within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials in certain circumstances or if conditions specified in the rule are not met.

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Deadline to Submit Trustee Proxy Access Nominations for the 2021 Annual Meeting of Shareholders: Under our proxy access bylaw, a shareholder or a group of up to 20 shareholders owning at least three percent of our outstanding Common Shares continuously for at least three years may nominate and include in our proxy materials for the 2021 annual meeting of shareholders Trustee nominees constituting up to the greater of two nominees or 20% of the number of Trustees on our Board that holders of our Common Shares are entitled to elect; provided, that if we have a classified Board of less than nine Trustees, such number of Trustee nominees will be reduced so that for the 2021 annual meeting of shareholders it does not exceed one-half of the number of Trustees to be elected at the 2021 annual meeting of shareholders as noticed by us rounded down to the nearest whole number (but not rounded down as a result of this proviso to less than one); provided further that the shareholder(s) and nominee(s) satisfy the informational, documentation and other requirements specified by Section 2.18 of our Bylaws. Notice of a proxy access nomination for consideration at our 2021 annual meeting of shareholders must be received at our principal executive offices not later than 5:00 p.m., Eastern time, on December 14, 2020 and not earlier than November 14, 2020.

Deadline to Submit Other Nominations and Proposals for the 2021 Annual Meeting of Shareholders under our Bylaws: To be timely, shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act and outside of the proxy access bylaw at the 2021 annual meeting of shareholders must be received by our Secretary at our principal executive offices, in accordance with the requirements of our Declaration of Trust and Bylaws, not later than 5:00 p.m., Eastern time, on December 14, 2020 and not earlier than November 14, 2020; provided, that, if the date of the 2021 annual meeting of shareholders is more than 30 days earlier or later than May 27, 2021, then a shareholder's notice must be so delivered not later than 5:00 p.m., Eastern time, on the tenth day following the earlier of the day on which (i) notice of the date of the 2021 annual meeting of shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2021 annual meeting of shareholders is first made by us. Shareholders making such a nomination or proposal must comply with the advance notice and other requirements set forth in our Declaration of Trust and Bylaws, which include, among other things, requirements as to the shareholder's timely delivery of advance notice, continuous requisite ownership of Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

The foregoing description of the deadlines and other requirements for shareholders to submit a nomination for election to our Board or a proposal of other business for consideration at an annual meeting of shareholders is only a summary and is not a complete listing of all requirements. Copies of our Declaration of Trust and Bylaws, including the requirements for proxy access or other shareholder nominations and other shareholder proposals, may be obtained by writing to our Secretary at Office Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website, www.sec.gov. Any shareholder considering making a nomination or proposal should carefully review and comply with those provisions.

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PROPOSAL 1: ELECTION OF TRUSTEES

Upon the recommendation of our Nominating and Governance Committee, our Board has nominated Donna D. Fraiche and Jeffrey P. Somers as Independent Trustees in Class II and David M. Blackman as a Managing Trustee in Class II. Ms. Fraiche and Messrs. Somers and Blackman currently serve on our Board. If elected, each of Ms. Fraiche and Messrs. Somers and Blackman would serve until the Company's 2023 annual meeting of shareholders and until his or her successor is duly elected and qualifies, subject to the individual's earlier death, resignation, retirement, disqualification or removal.

We expect each nominee will be able to serve if elected. However, if a nominee should become unable or unwilling to serve, proxies may be voted for the election of a substitute nominee designated by our Board.

Trustee Criteria, Qualifications, Experience and Tenure

Our Board performs an assessment of the skills and the experience needed to properly oversee the interests of the Company. Generally, our Board reviews both the short and long term strategies of the Company to determine what current and future skills and experience are required of our Board in exercising its oversight function and in the context of the Company's strategic priorities. Our Nominating and Governance Committee and our Board consider the qualifications, characteristics and skills of Trustees and Trustee candidates individually and in the broader context of our Board's overall composition when evaluating potential nominees for election as Trustee. Our Nominating and Governance Committee and our Board also received input from an executive search and consulting firm, Korn Ferry, in considering the qualifications of, and evaluating, potential nominees.

Our Board believes that its members should:

•

exhibit high standards of integrity and ethics;

•

have business acumen, practical wisdom, ability to exercise sound judgment in a congenial manner and be able to make independent analytical inquiries;

•

have a strong record of achievements;

•

have knowledge of the commercial real estate ("CRE") industry and real estate investment trusts ("REITs");

•

be familiar with office property leasing trends;

•

have diverse perspectives, backgrounds and experiences, including professional background, gender, ethnicity and skills; and

•

be committed to serving on our Board over a period of years in order to develop knowledge about the Company's operations and have sufficient time and availability to devote to Board and committee matters.

In addition, our Board has determined that our Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. Our Board believes that Trustees with one or more of the following professional skills or experiences can assist in meeting this goal:

•

work experience with a proven record of success in his, her or their field;

•

risk oversight/management expertise;

•

accounting and finance, including a high level of financial literacy and understanding of the impact of financial market trends on the real estate industry;

•

operating business and/or transactional experience;

•

management/leadership experience;

•

knowledge of the Company's historical business activities;

•

familiarity with public capital markets;

•

experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;

•

understanding of law, government and regulatory policy, and leasing and budgeting trends and practices;

•

service on other public company boards and committees;

•

qualifying as a Managing Trustee in accordance with the requirements of our governing documents; and

•

qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents.

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A plurality of all the votes cast is required to elect a Trustee at our 2020 Annual Meeting.

The names, principal occupations and certain other information and the nominees for Trustees, as well as a summary of the key experiences, qualifications, attributes and skills that led our Nominating and Governance Committee and our Board to conclude that such persons are currently qualified to serve as Trustees, are set forth on the following pages. We have also included a chart that covers the assessment for our full Board.

Our Board of Trustees recommends a vote "FOR" the election of all Trustee nominees.

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Trustee Nominees to be Elected at Our 2020 Annual Meeting

David M. Blackman Age: 57 Managing Trustee since 2019 President and Chief Executive Officer since 2018 Class/Term: Class II with a term expiring at our 2020 Annual Meeting	Board Committees: None	Other RMR Managed Public Company Boards(1): • Tremont Mortgage Trust (since 2018) Other Non-RMR Managed Public Company Boards: None

Mr. Blackman has been President and Chief Executive Officer since May 2018, and was previously our president and chief operating officer from 2011 until May 2018, and before then our chief financial officer and treasurer from 2009 through 2011. Mr. Blackman was also a managing trustee and president and chief executive officer of Select Income REIT from 2018 until it merged with a wholly owned subsidiary of the Company in December 2018, and he was its president and chief operating officer from 2011 through April 2018. Mr. Blackman has been president of Tremont Mortgage Trust since 2018 and its chief executive officer since shortly after its formation in 2017. Mr. Blackman joined RMR LLC in 2009 as senior vice president, and he became executive vice president of RMR LLC in 2013. Mr. Blackman has been a director, president and chief executive officer of Tremont Realty Advisors LLC ("TRA") since January 2018, and an executive vice president of TRA from its formation in 2016 through December 2017. Prior to joining RMR LLC, Mr. Blackman was employed as a banker at Wachovia Corporation and its predecessors for 23 years, where he focused on real estate finance matters, including serving as a managing director in the real estate section of Wachovia Capital Markets, LLC from 2005 through 2009.

Specific Qualifications, Attributes, Skills and Experience:

•

Leadership position with the Company and RMR LLC and demonstrated management ability

•

Extensive experience in, and knowledge of, the CRE industry and REITs

•

Institutional knowledge earned through prior service as an executive officer of the Company and in leadership positions with RMR LLC

•

Professional skills and expertise in accounting and financing and experience as a chief executive officer, president, chief operating officer and chief financial officer of one or more public companies

•

Qualifying as a Managing Trustee in accordance with the requirements of our governing documents

(1)
In addition to the Company, RMR LLC or its subsidiaries currently provide management services to seven other public companies, including the following five public companies that do not have any employees of their own: Diversified Healthcare Trust (Nasdaq: DHC), Industrial Logistics Properties Trust (Nasdaq: ILPT), Service Properties Trust (Nasdaq: SVC), Tremont Mortgage Trust (Nasdaq: TRMT) and RMR Real Estate Income Fund (NYSE American: RIF). For us and these other companies with no employees, RMR LLC provides all business operations and functions pursuant to the terms of the applicable management agreements. RMR LLC also provides business management services to two public operating companies, Five Star Senior Living Inc. (Nasdaq: FVE) and TravelCenters of America Inc. (Nasdaq: TA), both of which have their own employees but some members of the senior leadership of these companies are also RMR LLC employees.

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Donna D. Fraiche Age: 68 Independent Trustee since 2019 Class/Term: Class II with a term expiring at our 2020 Annual Meeting	Board Committees: • Compensation (Chair) • Nominating and Governance	Other RMR Managed Public Company Boards:

•

Five Star Senior Living Inc. (since 2010)

•

Service Properties Trust (formerly known as Hospitality Properties Trust, since 2015)

Other Non-RMR Managed Public Company Boards: None

Ms. Fraiche was senior counsel in the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC and practiced law in that firm from 2004 to February 2020. Previously, Ms. Fraiche practiced law with the firm now known as Locke Lord LLP in New Orleans. Ms. Fraiche served as an independent trustee of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of the Company in December 2018. Ms. Fraiche is currently president of the Louisiana State Supreme Court Historical Society. She also serves on the American Hospital Association Committee on Governance and is a past president and a fellow of the American Health Lawyer's Association. She is a former chair of the Louisiana Health Care Commission and has previously served as chair of the Long Term Community Planning Task Force and Health Care Committee of the Louisiana Recovery Authority, delegate of the Louisiana Recovery Authority to the Louisiana Health Care Redesign Collaborative, and past chair of the board of trustees of Loyola University, among numerous other business and civic responsibilities. She serves on the executive board and on the investments committee of the Baton Rouge Area Foundation and serves as chair of the board, on the executive committee, finance committee and real estate committee of Women's Hospital. Ms. Fraiche also serves as Honorary Consul for Japan in New Orleans.

Specific Qualifications, Attributes, Skills and Experience:

•

Professional legal skills

•

Many leadership roles and experiences, including her service in numerous public policy and civic leadership roles

•

Work on public company boards and board committees

•

Institutional knowledge earned through prior service on our Board

•

Identifies as female

•

Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

Jeffrey P. Somers Age: 77 Independent Trustee since 2009 Class/Term: Class II with a term expiring at our 2020 Annual Meeting	Board Committees: • Audit • Compensation • Nominating and Governance (Chair)	Other RMR Managed Public Company Boards:

•

RMR Real Estate Income Fund, including its predecessor funds (since 2009)

•

Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust, since 2009)

•

Tremont Mortgage Trust (since 2017)

Other Non-RMR Managed Public Company Boards: None

Mr. Somers has been, since 2010, of counsel to, and from 1995 to 2009, was a member, and for six of those years the managing member, of the law firm of Morse, Barnes-Brown & Pendleton, PC. Prior to that time, he was a partner for more than 20 years at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) and for eight of those years was managing partner of the firm. Mr. Somers served as an independent trustee of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust in December 2018. Mr. Somers served as a director of Cantella Management Corp., a holding company of Cantella & Co., Inc., an SEC registered broker-dealer, from 2002 until January 2014, when the company was acquired by a third party. From 1995 to 2001, he served as a trustee of the Pictet Funds. Before entering private law practice, Mr. Somers was a staff attorney at the SEC in Washington, D.C. He has previously served as a trustee of Glover Hospital, a private not for profit regional hospital, which is currently part of Beth Israel Deaconess Hospital, among various other civic leadership roles.

Specific Qualifications, Attributes, Skills and Experience:

•

Expertise in legal, corporate governance and regulatory matters

•

Leadership role as a law firm managing member

•

Service as a trustee of public REITs and investment companies

•

Service with government and extensive experience in public policy matters and complex business transactions

•

Sophisticated understanding of finance and accounting matters

•

Work on public company boards and board committees

•

Institutional knowledge earned through prior service on our Board since shortly after the Company's formation

•

Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

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Continuing Trustees

Barbara D. Gilmore Age: 69 Independent Trustee since 2009 Class/Term: Class I with a term expiring at the 2022 annual meeting of shareholders	Board Committees: • Audit • Compensation	Other RMR Managed Public Company Boards: • Five Star Senior Living Inc. (since 2004) • TravelCenters of America Inc. (since 2007) Other Non-RMR Managed Public Company Boards: None

Ms. Gilmore served as a professional law clerk at the United States Bankruptcy Court, Eastern Division of the District of Massachusetts, from 2015 until her retirement in 2018, and prior to that, at the United States Bankruptcy Court, Central Division of the District of Massachusetts, from 2001 to 2015. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as trustee or examiner in various cases involving business finance matters.

Specific Qualifications, Attributes, Skills and Experience:

•

Professional skills and experience in legal and business finance matters

•

Experience in public policy matters

•

Experience as a lawyer, bankruptcy court clerk, bankruptcy trustee and bankruptcy examiner

•

Insights gained and understanding of government practices through government service

•

Work on public company boards and board committees

•

Institutional knowledge earned through prior service on our Board since shortly after the Company's formation

•

Identifies as female

•

Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

20         2020 Proxy Statement

John L. Harrington Age: 83 Independent Trustee since 2009 Class/Term: Class I with a term expiring at the 2022 annual meeting of shareholders	Board Committees: • Audit • Nominating and Governance	Other RMR Managed Public Company Boards:

•

Service Properties Trust (formerly known as Hospitality Properties Trust, since 1995)

•

Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust, since 1999)

•

RMR Real Estate Income Fund, including its predecessor funds (since 2003)

•

Tremont Mortgage Trust (since 2017)

Other Non-RMR Managed Public Company Boards: None

Mr. Harrington has been chairman of the board of trustees of the Yawkey Foundation (a charitable foundation) since 2007 and prior to that from 2002 to 2003. He served as a trustee of the Yawkey Foundation since 1982 and as executive director from 1982 to 2006. He was also a trustee of the JRY Trust from 1982 through 2009. Mr. Harrington was chief executive officer and general partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's vice president and chief financial officer prior to that time. He was president of Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, managing it from 1981 to 2002. Mr. Harrington served as a director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a member of the Major League Baseball Executive Council from 1998 to 2001, assistant secretary of administration and finance for the Commonwealth of Massachusetts in 1980, treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, assistant professor and director of admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as supervisory auditor for the U.S. General Accounting Office from 1961 through 1966. He was an independent trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant.

Specific Qualifications, Attributes, Skills and Experience:

•

Demonstrated leadership capability

•

Work on public company boards and board committees and in key management roles in various enterprises

•

Service on the boards of several private and charitable organizations

•

Professional skills and expertise in accounting, finance and risk management and experience as a chief financial officer

•

Expertise in compensation and benefits matters

•

Institutional knowledge earned through prior service on our Board

•

Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

         2020 Proxy Statement    21

William A. Lamkin Age: 60 Independent Trustee since 2019 Class/Term: Class III with a term expiring at the 2021 annual meeting of shareholders	Board Committees: • Audit (Chair) • Compensation	Other RMR Managed Public Company Boards: • Service Properties Trust (formerly known as Hospitality Properties Trust, since 2007) Other Non-RMR Managed Public Company Boards: None

Mr. Lamkin was a partner in Ackrell Capital LLC, a San Francisco based investment bank, from 2003 to 2019. Mr. Lamkin was an independent trustee of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of the Company in December 2018. Prior to being a partner in Ackrell Capital LLC, he was employed as a financial consultant and as an investment banker, including as a senior vice president in the investment banking division of ABN AMRO. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney.

Specific Qualifications, Attributes, Skills and Experience:

•

Experience in, and knowledge of, the commercial real estate and investment banking industries

•

Demonstrated management ability

•

Experience in capital raising and strategic business transactions

•

Professional training, skills and expertise in, among other things, legal and finance matters

•

Work on public company boards and board committees

•

Institutional knowledge earned through prior service on our Board

•

Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

Elena B. Poptodorova Age: 68 Independent Trustee since 2017 Lead Independent Trustee since 2019 Class/Term: Class III with a term expiring at the 2021 annual meeting of shareholders	Board Committees: • Audit • Nominating and Governance	Other RMR Managed Public Company Boards: • TravelCenters of America Inc. (since 2020) Other Non-RMR Managed Public Company Boards: None

Ms. Poptodorova has served as vice president and director for Euro-Atlantic affairs of the Atlantic Club of Bulgaria since April 2017. Ms. Poptodorova has also served as vice president of the Atlantic Treaty Association since December 2017. Ms. Poptodorova served as director of the Shapiro-Silverberg AJC Central Europe Office from October 2016 until February 2017. Ms. Poptodorova was the ambassador extraordinary and plenipotentiary of the Republic of Bulgaria to the United States from 2010 to 2016 and from 2002 to 2008. During this time, she facilitated foreign investments in Bulgaria's information technology sector and assisted the development of transatlantic business association to support investment ventures. From 2009 to 2010, Ms. Poptodorova was the director of the Security Policy Directorate at the Ministry of Foreign Affairs and from 2008 to 2009 she served as the ambassador-at-large for the Black Sea Region. From 2001 to 2002, Ms. Poptodorova served as a spokesperson of the Ministry of Foreign Affairs and director of the Human Rights and International Humanitarian Organizations Directorate. Ms. Poptodorova was a member of the Bulgarian Parliament from 1990-2001, where she served on a variety of committees, including the national security, human rights, media and agriculture committees. During her service as a member of the Bulgarian Parliament, Ms. Poptodorova worked extensively on communal property and industrial property matters with the local government of her electoral district. In addition to her extensive government service, Ms. Poptodorova is a current member of the board of directors of the European Institute, the American Foundation for Bulgaria, the Executive Council on Diplomacy, the Women's Foreign Policy Group, American University in Bulgaria and the Institute for Cultural Diplomacy in Germany.

Specific Qualifications, Attributes, Skills and Experience:

•

Executive experience and demonstrated leadership ability as a former diplomat

•

Insights gained and understanding of government practices through government service

•

Experience in communal property and industrial property matters

•

Experience in public policy matters

•

Service on the boards of several private and charitable organizations

•

Identifies as female

•

Bulgarian national

•

Qualifying as an Independent Trustee in accordance with the requirements of the Nasdaq, the SEC and our governing documents

22         2020 Proxy Statement

Adam D. Portnoy Age: 49 Managing Trustee since 2009 Chair of our Board since 2019 Class/Term: Class I with a term expiring at the 2022 annual meeting of shareholders	Board Committees: None	Other RMR Managed Public Company Boards:

•

Service Properties Trust (formerly known as Hospitality Properties Trust, since 2007)

•

Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust, since 2007)

•

RMR Real Estate Income Fund, including its predecessor funds (since 2009)

•

The RMR Group Inc. (since 2015)

•

Industrial Logistics Properties Trust (since 2017)

•

Tremont Mortgage Trust (since 2017)

•

Five Star Senior Living Inc. (since 2018);

•

TravelCenters of America Inc. (since 2018)

Other Non-RMR Managed Public Company Boards: None

Mr. Portnoy has been president and chief executive officer of RMR Inc. since shortly after its formation in 2015. Mr. Portnoy has been president and chief executive officer of RMR LLC since 2005 and was a director of RMR LLC from 2006 until June 5, 2015 when RMR LLC became a majority owned subsidiary of RMR Inc. and RMR Inc. became RMR LLC's managing member. Mr. Portnoy has been a director of RMR Advisors LLC since 2007 and served as its president from 2007 to September 2017 and its chief executive officer from 2015 to September 2017. Mr. Portnoy has been a director of Tremont Realty Advisors LLC since March 2016, and served as its president and chief executive officer from March 2016 through December 2017. Mr. Portnoy is the sole trustee and controlling shareholder and an officer of ABP Trust. Mr. Portnoy is a director and controlling shareholder of Sonesta International Hotels Corporation and its affiliates ("Sonesta"). Mr. Portnoy served as president and chief executive officer of RMR Real Estate Income Fund from 2007 to 2015 and as president of the Company from 2009 to 2011. Mr. Portnoy was a managing trustee of Select Income REIT from 2011 until it merged with a wholly owned subsidiary of the Company in December 2018. Prior to joining RMR LLC in 2003, Mr. Portnoy held various positions in the finance industry and public sector, including working as an investment banker at Donaldson, Lufkin & Jenrette and working in private equity at DLJ Merchant Banking Partners and at the International Finance Corporation (a member of The World Bank Group). In addition, Mr. Portnoy previously founded and served as chief executive officer of a privately financed telecommunications company. Mr. Portnoy currently serves as the Honorary Consul General of the Republic of Bulgaria to Massachusetts and on the board of directors of the Pioneer Institute, and previously served on the board of governors for the National Association of Real Estate Investment Trusts and the board of trustees of Occidental College.

Specific Qualifications, Attributes, Skills and Experience:

•

Extensive experience in, and knowledge of, the CRE and office building leasing industries and REITs

•

Leadership position with RMR LLC and demonstrated management ability

•

Public company trustee and director service

•

Experience in investment banking and private equity

•

Experience in starting a telecommunications company and serving as its senior executive

•

Government organization service

•

Institutional knowledge earned through prior service on our Board since the Company's formation and in leadership positions with RMR LLC

•

Qualifying as a Managing Trustee in accordance with the requirements of our governing documents

         2020 Proxy Statement    23

Summary of Trustee Qualifications and Experience

24         2020 Proxy Statement

Executive Officers

Our executive officers serve at the discretion of our Board. There are no family relationships among any of our Trustees or executive officers.

David M. Blackman Age: 57	President and Chief Executive Officer since 2018

Mr. Blackman has been President and Chief Executive Officer since May 2018, and was previously our president and chief operating officer from 2011 until May 2018, and before then our chief financial officer and treasurer from 2009 through 2011.

Additional information regarding Mr. Blackman's background and qualifications are described above.

Matthew C. Brown Age: 38	Chief Financial Officer and Treasurer since 2019

Mr. Brown has been a senior vice president of RMR LLC since 2019 and has served in various finance and accounting leadership roles with RMR LLC and its subsidiaries since 2007, including currently being responsible for the day to day oversight of the accounting and finance support functions of RMR LLC and various affiliates. Mr. Brown is a certified public accountant.

Christopher Bilotto Age: 42	Vice President since 2019

Mr. Bilotto has been a vice president of RMR LLC since 2016 and has served in various finance leadership roles with RMR LLC and its subsidiaries since 2011, including currently being responsible for asset management oversight for all office and industrial properties managed by RMR LLC and development and redevelopment across the United States.

         2020 Proxy Statement    25

BOARD COMMITTEES

Audit Committee

Members William A. Lamkin (Chair) Barbara D. Gilmore John L. Harrington Elena B. Poptodorova Jeffrey P. Somers 8 meetings during 2019

Our Audit Committee is comprised solely of Independent Trustees. Its primary role is to help our Board fulfill its oversight responsibilities related to the integrity of our financial statements and financial reporting process, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee is responsible for the appointment, compensation, retention and oversight, and the evaluation of the qualifications, performance and independence, of our independent auditor and the resolution of disagreements between management and the independent auditor. The independent auditor reports directly to our Audit Committee. Our Audit Committee also has final authority and responsibility for the appointment and assignment of duties to our Director of Internal Audit. Our Audit Committee reviews the overall audit scope and plans of the audit with the independent auditor. Our Audit Committee also reviews with management and the independent auditors our quarterly reports on Form 10-Q, annual reports on Form 10-K and earnings releases.

Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Harrington is our Audit Committee's "financial expert."

Compensation Committee

Members Donna D. Fraiche (Chair) Barbara D. Gilmore William A. Lamkin Jeffrey P. Somers 5 meetings during 2019

Our Compensation Committee is comprised solely of Independent Trustees. Its primary responsibilities pertain to evaluating the performance and compensation of RMR LLC, our executive officers and our Director of Internal Audit, evaluating and approving any changes in our agreements with RMR LLC and approving equity compensation awards. Our Compensation Committee recommends to our Board the cash compensation payable to our Trustees for Board and committee service. It also reviews amounts payable by us to RMR LLC under our business and property management agreements and approves any proposed amendments to or termination of those agreements.

Nominating and Governance Committee

Members Jeffrey P. Somers (Chair) Donna D. Fraiche John L. Harrington Elena B. Poptodorova 2 meetings during 2019

Our Nominating and Governance Committee is comprised solely of Independent Trustees. Its primary role is to identify individuals qualified to become Board members, consistent with criteria approved by our Board, and to recommend candidates to the entire Board for nomination or selection as Board members for each annual meeting of shareholders or when vacancies occur, to perform certain assessments of our Board and Board committees, including to assess the independence of Trustees and Trustee nominees, and to develop and recommend to our Board governance principles for our Company. Under its charter, our Nominating and Governance Committee is also responsible for considering and reporting on our succession planning to our Board.

26         2020 Proxy Statement

BOARD MEETINGS

In 2019, our Board held 8 meetings. In 2019, each Trustee attended 75% or more of the aggregate of all meetings of our Board and the committees on which he, she or they served. All of the Trustees attended last year's annual meeting of shareholders. Our policy with respect to Board members' attendance at meetings of our Board and annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website, www.opireit.com.

TRUSTEE COMPENSATION

Compensation of Trustees

Our Board believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Trustees. On May 29, 2019, after conducting a market review with respect to leading companies of similar size to us as well as an industry peer group and other companies managed by RMR LLC or its subsidiaries, upon the recommendation of our Compensation Committee, our Board approved our compensation arrangements for our Independent Trustees, including eliminating meeting fees with respect to meetings of our Board and its committees in favor of annual retainers, which our Board believes is consistent with market practice.

Under the currently effective Trustee compensation arrangements, each Independent Trustee receives an annual fee of $75,000 for services as a Trustee. Each Independent Trustee who serves as a committee chair of our Audit Committee, Compensation Committee or Nominating and Governance Committee also receives an additional annual fee of $17,500, $12,500 and $12,500, respectively, and our Lead Independent Trustee also receives an additional annual cash retainer fee of $15,000 for serving in this role. Trustees are reimbursed for travel expenses they incur in connection with their duties as Trustees and for out of pocket costs they incur in connection with their attending certain continuing education programs.

Each Independent Trustee and Managing Trustee also receives an award of Common Shares annually, which was 3,000 Common Shares in 2019. Managing Trustees do not receive cash compensation for their services as Trustees.

Trustee Share Ownership Guidelines

Our Board believes it is important to align the interests of Trustees with those of our shareholders, and for Trustees to hold equity ownership positions in the Company. Accordingly, each Trustee is expected to retain at least 20,000 Common Shares within five years following: (i) if elected by shareholders, the annual meeting of shareholders of the Company at which such Trustee was initially elected, or (ii) if appointed by our Board, the first annual meeting of shareholders of the Company following the initial appointment of such Trustee to our Board. Compliance with these ownership guidelines is measured annually. Solely for purposes of determining compliance with these ownership guidelines, common shares of the Company owned as of immediately prior to our one-for-four reverse share split effected on December 31, 2018, by Trustees who were serving as our Trustees or trustees of SIR as of immediately prior to SIR's merger with and into a subsidiary of the Company on December 31, 2018, and which shares are owned continuously thereafter through the end of the applicable compliance measurement period, will not be adjusted to give effect to that reverse share split. Any Trustee who is prohibited by law or by applicable regulation of his, her or their employer from owning equity in the Company is exempt from this requirement. Our Nominating and Governance Committee may consider whether exceptions should be made for any Trustee on whom this requirement could impose a financial hardship.

As of March 16, 2020, all Trustees have met or, within the applicable period, are expected to meet, these share ownership guidelines.

         2020 Proxy Statement    27

2019 Annual Trustee Compensation

The following table details the total compensation of the Trustees for the year ended December 31, 2019 for services as a Trustee.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)

David M. Blackman(3)	—	161,760	—	161,760
Donna D. Fraiche	145,173	161,760	—	306,933
Barbara D. Gilmore	96,250	71,910	—	168,160
John L. Harrington	86,250	71,910	—	158,160
William A. Lamkin	140,173	161,760	—	301,933
Elena B. Poptodorova	101,250	71,910	—	173,160
Adam D. Portnoy(3)	—	71,910	—	71,910
Jeffrey P. Somers	96,250	71,910	—	168,160

(1)
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Trustee in 2019, consisting of a $75,000 annual cash fee and each of Ms. Fraiche and Messrs. Lamkin and Somers earned an additional $12,500, $17,500 and $12,500, respectively, for service as a committee chair in 2019. Ms. Fraiche and Mr. Lamkin also received a prorated annual cash fee of $17,673 in connection with their election as Independent Trustees on January 15, 2019. Prior to the adoption of the Independent Trustee compensation arrangements described above on May 29, 2019, each Independent Trustee earned a fee of $1,250 for each meeting attended, and up to two $1,250 fees were paid if a Board meeting and one or more Board committee meetings, or two or more Board committee meetings, were held on the same date. Mses. Fraiche, Gilmore and Poptodorova and Messrs. Harrington, Lamkin and Somers each earned an additional $8,750 in fees for meetings attended in 2019. Ms. Poptodorova also earned $15,000 for her role as Lead Independent Trustee in 2019. Ms. Fraiche and Mr. Lamkin each earned additional fees totaling $21,250 in 2019 for special committee meetings attended in 2018 related to the SIR Merger as members of the SIR board of trustees, and Ms. Fraiche also earned $10,000 in 2019 for her role as SIR's special committee chair in 2018 related to the SIR Merger. Mses. Gilmore and Poptodorova and Mr. Harrington each earned additional fees of $2,500 in 2019 for special committee meetings attended in 2018 related to the SIR Merger, and Ms. Gilmore also earned $10,000 in 2019 for her role as special committee chair in 2018 related to the SIR Merger.

(2)
Equals 3,000 Common Shares multiplied by the closing price on May 29, 2019, and for each of Ms. Fraiche and Messrs. Blackman and Lamkin, includes an additional 3,000 Common Shares multiplied by the closing price of such shares on February 27, 2019, the award date for Common Shares awarded in connection with Mr. Blackman's initial election as a Managing Trustee and Ms. Fraiche's and Mr. Lamkin's initial election as Independent Trustees. Amounts shown are the compensation cost for the award recognized by the Company for financial reporting purposes pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC 718") (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. All Common Share awards fully vested on the award date.

(3)
Managing Trustees do not receive cash compensation for their services as Trustees. The compensation of Mr. Blackman for his service as an executive officer of the Company is not included here and is described below under "Executive Compensation."

28         2020 Proxy Statement

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Trustees and Executive Officers

The following table sets forth information regarding the beneficial ownership of the outstanding Common Shares by each Trustee nominee, each Trustee, each of our named executive officers and our Trustees, Trustee nominees, named executive officers and other executive officers as a group, all as of March 16, 2020. Unless otherwise noted, to our knowledge, voting power and investment power in the Common Shares are exercisable solely by the named person and the principal business address of the named person is c/o Office Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information

Adam D. Portnoy	711,708	1.48%	Includes 576,258 Common Shares owned by ABP Trust. Voting and investment power with respect to Common Shares owned by ABP Trust may be deemed to be shared by Adam D. Portnoy as ABP Trust's sole trustee.
David M. Blackman	42,600	Less than 1%
Jeffrey P. Somers	13,112	Less than 1%
Donna D. Fraiche	10,550	Less than 1%
William A. Lamkin	10,550	Less than 1%
Barbara D. Gilmore	9,312	Less than 1%	Includes 750 Common Shares owned jointly with Ms. Gilmore's husband.
John L. Harrington	8,562	Less than 1%	Includes 8,562 Common Shares owned by the John L. Harrington Revocable Trust. Mr. Harrington may be deemed to hold voting and investment power as a trustee and beneficiary of the John L. Harrington Revocable Trust.
Elena B. Poptodorova	3,825	Less than 1%
Matthew C. Brown	3,474	Less than 1%
Christopher J. Bilotto	2,799	Less than 1%

All Trustees, the Trustee nominees, named executive officers and other executive officers as a group (ten persons)	816,492	1.69%

*
Amounts exclude fractional shares.

**
The percentages indicated are based on 48,200,929 Common Shares outstanding as of March 16, 2020.

         2020 Proxy Statement    29

Principal Shareholders

Set forth in the table below is information about the number of Common Shares held by persons we know to be the beneficial owners of more than 5.0% of the outstanding Common Shares.

Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information

BlackRock, Inc. ("BlackRock") 55 East 52nd Street New York, New York 10055	8,454,781	17.54%	BlackRock filed a Schedule 13G with the SEC on February 4, 2020, reporting that, at December 31, 2019, BlackRock beneficially owned and had sole dispositive power over 8,454,781 Common Shares and sole voting power over 8,322,364 Common Shares.
The Vanguard Group, Inc. ("Vanguard") 100 Vanguard Boulevard Malvern, Pennsylvania 19355	7,560,909	15.69%	Vanguard filed a Schedule 13G/A with the SEC on February 11, 2020, reporting that, at December 31, 2019, Vanguard beneficially owned 7,560,909 Common Shares and had sole voting power over 96,091 Common Shares, shared voting power over 58,639 Common Shares, sole dispositive power over 7,462,443 Common Shares and shared dispositive power over 98,466 Common Shares.
State Street Corporation ("State Street") One Lincoln Street Boston, Massachusetts 02111	2,475,487	5.14%	State Street filed a Schedule 13G with the SEC on February 14, 2020, reporting that, at December 31, 2019, State Street beneficially owned and had shared dispositive power over 2,475,487 Common Shares and shared voting power over 2,012,891 Common Shares.

*
Beneficial ownership is shown as of December 31, 2019.

**
Our Declaration of Trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of the Company's shares. Vanguard and BlackRock, however, are Excepted Holders, as defined in our Declaration of Trust, and therefore are not subject to this ownership limit, subject to certain limitations.

  The percentages indicated are based on 48,200,929 Common Shares outstanding as of March 16, 2020.

30         2020 Proxy Statement

PROPOSAL 2:  APPROVAL OF AN AMENDMENT TO OUR DECLARATION OF TRUST TO PROVIDE FOR THE ANNUAL ELECTION OF ALL TRUSTEES

Our Board has unanimously approved, and we are seeking shareholder approval for, an amendment to our Declaration of Trust to provide for the annual election of all Trustees. Our Declaration of Trust currently provides for a Board divided into three classes of Trustees, with each class elected for a three-year term.

Our Board's consideration of whether to declassify our Board was undertaken as part of the efforts of our Board to improve and enhance our Board's corporate governance practices to ensure that they are aligned with the continuing evolution of best practices in corporate governance and in response to shareholder feedback in connection with our proactive shareholder outreach program. Our Board considered the advantages and disadvantages of maintaining the classified Board structure compared with providing for an annual election of Trustees. Our Board recognized that the classified structure benefits shareholders by promoting continuity and stability in the management of the business and affairs of the Company and encouraging Trustees to take a long term perspective. Although our Board continues to believe that these are important benefits, our Board has considered the fact that many shareholders view classified boards as having the effect of reducing the accountability of our Trustees to our shareholders because shareholders are unable to evaluate and elect all Trustees on an annual basis. Our Board also recognized the growing sentiment among shareholders and the investment community in favor of annual elections, and that many institutional investors believe that the election of trustees is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. After carefully weighing these and other factors, our Board has determined that it is in the best interests of our Company to declassify our Board and recommends that shareholders approve the proposed amendment to the Declaration of Trust to effectuate the declassification.

The proposed amendment to our Declaration of Trust would eliminate the classification of our Board over a three-year period beginning at the 2021 annual meeting of shareholders as follows:

  •
  At the 2021 annual meeting of shareholders, we would elect Class III Trustees, the class whose term expires at that meeting to one-year terms;

  •
  AAt the 2022 annual meeting of shareholders, we would elect Class I and Class III Trustees to one-year terms; and

  •
  AAt the 2023 annual meeting of shareholders and at all future annual meetings, we would elect all Trustees to one-year terms and our Board will no longer be classified.

The proposed amendment would not affect the existing terms of our Trustees (including the Trustee nominees to be elected at our 2020 Annual Meeting and prior to the 2023 annual meeting of shareholders, any Trustee elected to fill a vacancy resulting from death, resignation, retirement, disqualification or removal of an existing Trustee will hold office for the same remaining term as that of his or her predecessor), and the Trustee nominees for election at our 2020 Annual Meeting will still be elected for three-year terms, even if the proposed amendment is approved. If this proposal is not approved, then our Board will remain classified and our Trustees will continue to be elected to serve three-year terms, subject to their earlier death, resignation, retirement, disqualification or removal.

Set forth immediately below is the text of the amendment proposed by our Board to Section 5.2.2 of our Declaration of Trust, marked to show the changes proposed. Words that are in bold and double underlined are proposed to be added and words that are crossed out are proposed to be deleted.

  Annual meetings of Shareholders shall be held as specified in the Bylaws. The Trustees are and shall remain divided into three classes until the Trust's annual meeting of

         2020 Proxy Statement    31

  shareholders of the Trust held in calendar year 2023 (the "2023 Annual Meeting"). The terms of the Trustees shall be determined as follows: (i) at the annual meeting of shareholders of the Trust that is held in calendar year 2020 (the "2020 Annual Meeting"), the Trustees whose terms expire at the 2020 Annual Meeting (or such Trustees' successors) shall be elected to hold office for three-year terms expiring at the 2023 Annual Meeting; (ii) at the annual meeting of shareholders of the Trust that is held in calendar year 2021 (the "2021 Annual Meeting"), the Trustees whose terms expire at the 2021 Annual Meeting (or such Trustees' successors) shall be elected to hold office for one-year terms expiring at the annual meeting of shareholders of the Trust that is held in calendar year 2022 (the "2022 Annual Meeting"); (iii) at the 2022 Annual Meeting, the Trustees whose terms expire at the 2022 Annual Meeting (or such Trustees' successors) shall be elected to hold office for one-year terms expiring at the 2023 Annual Meeting; and (iv) at the 2023 Annual Meeting, and at each annual meeting of shareholders of the Trust thereafter, all Trustees shall be elected to hold office for one-year terms expiring at the next annual meeting of shareholders following his or her election. For the avoidance of doubt, each Trustee elected or appointed to the Board of Trustees to serve a term that commenced before the 2021 Annual Meeting (an "Existing Trustee"), and each Trustee elected or appointed to the Board of Trustees to fill a vacancy resulting from the death, resignation or removal of an Existing Trustee, shall serve for the full term to which the Existing Trustee was elected or appointed. ~~The Trustees shall be classified, with respect to the time for which they severally hold office, into the following three classes (each a "Class"): Class I, whose term expires at the initial annual meeting; Class II, whose term expires at the next succeeding annual meeting after the initial annual meeting (the "second annual meeting"); and Class III, whose term expires at the next succeeding annual meeting after the second annual meeting. Each Class shall consist of at least one Trustee. At each annual meeting beginning with the initial annual meeting, the successors of the Class of Trustees whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting held in the third year following the year of their election, with each Trustee holding office until the expiration of the term of the relevant Class and the election and qualification of his or her successor, or until he or she sooner dies, resigns, retires, or is disqualified or removed from office. The Trustees shall assign by resolution Trustees to each of the three Classes. The Trustees also may determine by resolution those Trustees in each Class that shall be elected by shareholders of a particular class or series of Shares. If the number of Trustees is changed, any increase or decrease shall be apportioned among the Classes by resolution of the Trustees.~~

Approval of an Amendment to our Declaration of Trust to provide for the annual election of our Trustees requires the affirmative vote of two-thirds of all votes entitled to be cast, in person or by proxy, at our 2020 Annual Meeting.

Our Board of Trustees recommends a vote "FOR" the proposal to amend the Declaration of Trust to provide for the annual election of all Trustees.

32         2020 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers as described in the "Compensation Discussion and Analysis" section beginning on page 34 and the "Executive Compensation" section beginning on page 41.

Our Board recommends that shareholders vote "FOR" the following resolution:

  RESOLVED: That the shareholders of the Company approve, on a non-binding, advisory basis, the compensation paid by the Company to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" in this Proxy Statement.

Because your vote is advisory, it will not be binding upon our Board or Compensation Committee. However, our Board values shareholders' opinions and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Approval of the advisory vote to approve executive compensation requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2020 Annual Meeting.

Our Board of Trustees recommends a vote "FOR" the advisory vote to approve executive compensation.

         2020 Proxy Statement    33

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

Our compensation structure is unique because of our relationship with our manager, RMR LLC. Our business management agreement with RMR LLC is designed to incentivize RMR LLC to provide the highest quality services to us. RMR LLC's base business management fee is paid based on the lower of the historical cost of our properties and our market capitalization. RMR LLC may earn an incentive management fee based on the three year total return of our Common Shares relative to an index of our peers. Because they are employees of RMR LLC and not the Company, RMR LLC, and not the Company, determines the cash compensation payable to our named executive officers. We do not reimburse RMR LLC for compensation RMR LLC paid or pays to our executive officers and our management agreements with RMR LLC do not require RMR LLC to allocate or pay a specific amount or percentage of RMR LLC's management fees to the named executive officers or require those officers to dedicate a specified amount of their time to our business. In response to feedback in connection with our shareholder engagement program, we have endeavored to better explain to our shareholders these arrangements with RMR LLC and to help our shareholders understand that disclosure of cash compensation to our named executive officers would not reflect actions or considerations by our Compensation Committee. Based on our shareholder engagement, our Compensation Committee believes that past concerns regarding shareholder approval of Say on Pay was disclosure related and is addressed by this year's enhanced disclosure. For purposes of this "Compensation Overview" section, we have elected to include Mr. Bilotto's compensation received in 2019 in our discussion regarding our compensation structure and the compensation paid to our named executive officers in 2019, even though Mr. Bilotto was not a named executive officer in 2019. Mr. Bilotto became an executive officer of the Company on March 2, 2020.

RMR LLC and RMR Inc. Compensation Practices. In order to enable the Company's shareholders to make an informed Say on Pay decision, RMR LLC has provided the following information about the compensation it paid in 2019 to our named executive officers for services provided by those officers to RMR LLC, the Company and other companies managed by RMR LLC or its subsidiaries:

  •
  The portion of the management fee that is allocated to named executive officer compensation paid by RMR LLC

  •
  Of this named executive officer compensation, the breakdown of base salary vs. cash bonus

  •
  The metrics RMR LLC uses to evaluate performance to determine the named executive officers' cash bonuses

Our named executive officers are or were also officers and employees of RMR LLC and, as officers and employees of RMR LLC, also provide or provided services to RMR LLC and other companies managed by RMR LLC or its subsidiaries. RMR LLC has informed us that the cash compensation paid by RMR LLC to our named executive officers is for services provided by the officers to RMR LLC, the Company and other companies managed by RMR LLC or its subsidiaries. RMR LLC has also informed us that it is not able to allocate with reasonable certainty or provide a reasonable estimate of the compensation paid by RMR LLC to our named executive officers for their services to us for a number of reasons, including that:

  •
  Our management agreements with RMR LLC do not require individual executive officers to dedicate a specific amount of time to providing services to us under those agreements. RMR LLC's officers and employees provide services on an as needed basis across RMR LLC, the Company and all other companies managed by RMR LLC or its subsidiaries.

  •
  Our management agreements with RMR LLC do not require that a specified amount or percentage of the fees the Company pays to RMR LLC be allocated to our executive officers.

34         2020 Proxy Statement

  •
  RMR LLC does not designate a specific amount of time that our named executive officers must spend providing services to us or record the amount of time that our named executive officers (or any other employee of RMR LLC) spend providing services to us or other entities.

Summary of 2019 Named Executive Officer Compensation.

  •
  RMR LLC has advised us that in 2019 RMR LLC paid each of our named executive officers cash compensation for services provided by the officers to us, RMR LLC, RMR Inc., the Company and other companies managed by RMR LLC or its subsidiaries, which cash compensation was comprised of a base salary and a discretionary cash bonus. With respect to 2019, the named executive officers received aggregate base salary payments of $833,943 and aggregate cash bonuses of $2,475,000 from RMR LLC. These amounts collectively represent 4.7% of the aggregate management fees and reimbursements we paid to RMR LLC for 2019. On an aggregated basis, the named executive officers received 25% of their total cash compensation in the form of base salary payments and the remaining 75% in the form of discretionary cash bonuses.

  •
  RMR LLC did not provide guaranteed cash bonuses to our named executive officers during 2019 and did not set specific performance targets on which bonuses would be payable to them. Instead, the annual cash bonuses paid by RMR LLC to our named executive officers in 2019 were discretionary in amount and were based on a performance evaluation conducted by certain members of RMR LLC's Executive Operating Committee and presented to the compensation committee of RMR Inc.

  •
  RMR Inc. in 2019 awarded 5,000 shares of Class A common stock of RMR Inc., with a grant date fair value of $229,950, to Mr. Blackman; 1,000 shares of Class A common stock of RMR Inc., with a grant date fair value of $45,990, to Mr. Brown; and 500 shares of Class A common stock of RMR Inc., with a grant date fair value of $22,995, to Mr. Bilotto.

  •
  A list of specified peer companies was considered to develop appropriate compensation packages for the named executive officers.

Named Executive Officer Compensation Philosophy and Process.

The key principle of RMR LLC's compensation philosophy for all employees, including our named executive officers, is to pay for performance. RMR LLC maintains a rigorous and thorough talent and compensation review process to ensure that its employees are in appropriate roles that maximize their full potential. This process also ensures that there is strong leadership guiding employees and that there is a succession and development plan for each role. RMR LLC's goal is to make employee and leadership development an integral part of its culture, supporting each employee and the continued success of RMR LLC, RMR Inc., the Company and other companies managed by RMR LLC or its subsidiaries.

RMR LLC's named executive officer compensation planning process incorporates key areas of evaluation, including:

  •
  external market data;

  •
  internal benchmarking; and

  •
  quantitative and qualitative assessments of Company, group and individual performance.

Named Executive Officer Compensation Practices. RMR LLC's pay for performance compensation philosophy is reflected in its compensation practices:

  •
  No guaranteed salary increases or cash bonuses

  •
  No specific performance targets on which bonuses would be paid

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  •
  No specific incentive or additional performance awards for growing assets under management or for exceeding return benchmarks

  •
  No excessive perquisites

  •
  No tax gross-ups

  •
  Annual assessment of named executive officer compensation against peer companies and best practices

  •
  Holistic performance evaluations

  •
  Annual salary cap

Components of the Named Executive Officers' Compensation. RMR LLC's compensation program includes both a base salary and a cash bonus. The cash bonuses RMR LLC pays to our named executive officers are discretionary in amount and are based on a performance evaluation. The evaluation involves an analysis of both (i) the overall performance of RMR LLC, RMR Inc., the Company and other companies managed by RMR LLC or its subsidiaries, and (ii) the performance of the individual officer and his, her or their contributions, and services provided, to RMR LLC, RMR Inc., the Company and other companies managed by RMR LLC or its subsidiaries. RMR LLC believes this evaluation process allows RMR LLC to link pay with performance in the closest way possible and provide RMR LLC with the flexibility necessary to take all relevant factors into account in determining the bonus amounts, including the named executive officer's ability to react to changing circumstances that impact the businesses of RMR LLC, RMR Inc., the Company and other companies managed by RMR LLC or its subsidiaries.

RMR Inc. also awards shares of Class A common stock of RMR Inc. to our named executive officers. One fifth of the shares awarded vests on the award date and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services, whether as an employee or otherwise, to RMR LLC or a public client company managed by RMR LLC or their respective affiliates and to accelerated vesting under certain circumstances.

The table below describes the objectives supported by each of RMR LLC's and RMR Inc.'s primary compensation elements, along with an overview of the key design features of each element.

Compensation Element	What It Does	Key Measures

Base Salary	• Provides a level of fixed pay appropriate to an executive's role and responsibilities • Evaluated on an annual basis; may be adjusted up or down	• Experience, duties and scope of responsibility • Internal and external market factors
Discretionary Cash Bonus	• Provides a competitive annual cash incentive opportunity • Links executives' interests with shareholders' interests • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation
Equity Compensation	• Links executives' interests with long term interests of shareholders • Incentivizes and rewards superior group, individual and Company performance	• Based on holistic performance evaluation by the compensation committee of RMR Inc.

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Named Executive Officer Pay Mix. As discussed above, RMR LLC's compensation program is designed so that the majority of compensation is performance based to promote alignment of our named executive officers' interests with those of shareholders. During 2019, Messrs. Blackman, Brown and Bilotto received aggregate performance based discretionary cash bonuses of $2,475,000 from RMR LLC.

The base salary payments for our named executive officers (which represent the fixed portion of their compensation packages) are reviewed annually and may be increased, subject to RMR LLC's salary cap, or decreased as RMR LLC deems appropriate. RMR LLC adjusts salary payments on October 1, the first day of its fiscal year. During 2019, Messrs. Blackman, Brown and Bilotto received aggregate base salary payments of $833,943 from RMR LLC. On an aggregated basis, in 2019, Messrs. Blackman, Brown and Bilotto received 25% of their total cash compensation in the form of base salary payments and the remaining 75% in the form of performance-based discretionary bonuses.

For information regarding the compensation paid by RMR LLC and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Shareholders. RMR Inc.'s filings with the SEC are not incorporated by reference into this Proxy Statement.

Compensation Philosophy

Our compensation program for our executive officers consists of Common Share awards under the Share Award Plan. Our Compensation Committee believes that these share awards recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance and further align the interests of the executive officers with those of our shareholders.

Overview of 2019 Compensation Actions

In September 2019, the Chair of our Compensation Committee met with one of our Managing Trustees, Adam D. Portnoy, and the chairs of the compensation committees of RMR Inc. and of the other public companies to which RMR LLC or its subsidiaries provide management services, which included: Diversified Healthcare Trust (formerly known as Senior Housing Properties Trust, "DHC"); Industrial Logistics Properties Trust ("ILPT"); Service Properties Trust (formerly known as Hospitality Properties Trust, "SVC"); Tremont Mortgage Trust ("TRMT" and, together with DHC, ILPT and SVC, the "Other RMR Managed REITs"); RMR Real Estate Income Fund ("RIF"); Five Star Senior Living Inc. ("FVE"); and TravelCenters of America Inc. ("TA"). The purposes of this meeting were, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable to our Director of Internal Audit (who provides services to us and to other companies to which RMR LLC or its subsidiaries provide management services), to consider the allocation of internal audit and related services costs among RMR Inc., the Company and other companies to which RMR LLC or its subsidiaries provide such services, to provide a comparative understanding of potential share awards by us and the other companies to which RMR LLC or its subsidiaries provide management services and to hear and consider recommendations from RMR LLC concerning potential share awards and the vesting of those shares, which were in part based on the results of RMR LLC's review of current market practices with respect to executive compensation, and specifically of the companies' peer groups, and shareholder feedback received during shareholder outreach with respect to the percentage of executive officer compensation received in share awards. The share awards made by the other companies managed by RMR LLC or its subsidiaries are considered to be appropriate comparisons because of the similarities between certain services we require from our share awardees and the services provided by awardees providing similar services to these other companies. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which our Compensation Committee Chair provided a report of the information discussed with Mr. Portnoy and others, and made recommendations for share awards to our named executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the

         2020 Proxy Statement    37

following factors for the 2019 share awards: (i) the value of the proposed share awards; (ii) the historical awards previously awarded to these named executive officers and the corresponding values at the time of the awards; (iii) the recommendations of RMR LLC as presented by Mr. Portnoy, president and chief executive officer of RMR LLC; (iv) the value of share awards to executive officers providing comparable services at the applicable Other RMR Managed REITs and companies to which RMR LLC or its subsidiaries provide management services; (v) the scope of, and any changes to, the responsibilities assigned to, or assumed by, these named executive officers during the past year and on a going forward basis; (vi) the length of historical services by these named executive officers; (vii) our Compensation Committee's perception regarding the quality of the services provided by these named executive officers in carrying out those responsibilities; and (viii) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's awards. There was no formulaic approach in the use of these various factors in determining the number of shares to award to each named executive officer. The share amounts were determined on a subjective basis, using the various factors in our Compensation Committee's sole discretion. These named executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of named executive officer compensation they received from us.

Analysis of 2019 Awards under the Share Award Plan

Although we do not pay any cash compensation directly to our officers and have no employees, we adopted the Share Award Plan to reward our named executive officers and other RMR LLC employees who provide services to us and to align their interests with those of our shareholders. We award shares under the Share Award Plan to recognize our named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of RMR LLC and to continue to provide services to us through the term of the awards.

Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of the Share Award Plan. Our Compensation Committee has historically determined to use awards of Common Shares under the Share Award Plan rather than stock options as equity compensation. Because the value of the Common Shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share award plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan could have the potential to encourage excessive short term risk taking, we have historically granted share awards rather than stock options.

Our Compensation Committee uses comparative information about the applicable Other RMR Managed REITs as additional data to help it determine whether it is awarding share amounts that are reasonable based on the characteristics of those REITs and their respective officers. Our Compensation Committee also considers the size and structure of the applicable Other RMR Managed REITs and other companies managed by RMR LLC or its subsidiaries, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the appropriateness of the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the compensation data regarding the applicable Other RMR Managed REITs and their officers, together with the other factors discussed above in "Overview of 2019 Compensation Actions," but our Compensation Committee did not undertake a detailed comparison of the named executive officers across the applicable Other RMR Managed REITs or other companies managed by RMR LLC or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2019, our Compensation Committee considered the foregoing factors and decided to award 8,000 more Common Shares to Mr. Blackman than were awarded in 2018 due to his high level and length of service to the Company and to award Messrs. Brown and Bilotto 3,000

38         2020 Proxy Statement

Common Shares and 2,000 Common Shares, respectively, for their initial year of service to their Company, each in accordance with the recommendation of RMR LLC and the Chair of our Compensation Committee. Our Compensation Committee also determined that it would be appropriate to provide that such share awards would vest upon the occurrence of certain corporate "change in control" or termination events.

We determine the fair market value of the shares awarded based on the closing price of the Common Shares on the date of the award. Our Compensation Committee has imposed, and may impose, vesting and other conditions on the awarded Common Shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR LLC and to continue to provide services to us. Our Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of the award. Our Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share awards to us and to the recipients. In the event a recipient who received a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR LLC or any company that RMR LLC or its subsidiaries manage during the vesting period, we may cause the forfeiture of the Common Shares that have not yet vested. As with other issued Common Shares, vested and unvested shares awarded under the Share Award Plan are entitled to receive distributions that the Company makes, if any, on the Common Shares.

Because the consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR LLC and at the first meeting of our Board after the annual meeting of shareholders for the Trustees), the proximity of any awards to earnings announcements or other market events, if any, is coincidental.

Our Compensation Committee believes that its compensation philosophy and programs are designed to foster a business culture that aligns the interests of its named executive officers with those of its shareholders. Our Compensation Committee believes that the equity compensation of its named executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

Frequency of Say on Pay

Our current policy, consistent with the prior vote of our shareholders, is to provide shareholders with an opportunity to approve, on an advisory basis, our compensation of our named executive officers each year at the annual meeting of shareholders. Accordingly, we are providing shareholders with an opportunity to approve this compensation. As noted above, our only compensation to our named executive officers is Common Share awards. None of our named executive officers are employed by us. Our manager, RMR LLC, provides services that otherwise would be provided by employees and employs and compensates our named executive officers directly and in RMR LLC's sole discretion in connection with their services rendered to us and to RMR LLC and the other companies managed by RMR LLC or its subsidiaries as discussed above.

In evaluating our compensation process for 2019, our Compensation Committee generally considered the results of the most recent advisory vote of our shareholders on the compensation of the executive officers named in the proxy statement for the Company's 2019 annual meeting of shareholders.

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REPORT OF OUR COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2019.

Donna D. Fraiche, Chair Barbara D. Gilmore William A. Lamkin Jeffrey P. Somers

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee is comprised entirely of the four Independent Trustees listed above. No member of our Compensation Committee is a current, or during 2019 was a former, officer or employee of ours. In 2019, none of our executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on our Board or our Compensation Committee or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on our Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies to which RMR LLC or its subsidiaries provide management services. Ms. Gilmore serves as an independent director of FVE and TA. Ms. Fraiche serves as an independent trustee of SVC and an independent director of FVE. Mr. Harrington serves as an independent trustee of DHC, SVC, TRMT and RIF. Mr. Lamkin serves as an independent trustee of SVC. Mr. Somers serves as an independent trustee of DHC, TRMT and RIF. The disclosures regarding our relationships with these foregoing entities and certain transactions with or involving them under the section entitled "Certain Related Person Transactions" are incorporated by reference herein.

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EXECUTIVE COMPENSATION

The following tables and footnotes summarize the total compensation we paid to our President and Chief Executive Officer, our Chief Financial Officer and Treasurer and our Vice President who were serving as such officers as of December 31, 2019 and our former Chief Financial Officer and Treasurer in 2019. As of December 31, 2019, our "named executive officers" were our President and Chief Executive Officer and our Chief Financial Officer and Treasurer. Our named executive officers were our only executive officers during 2019. Please see "Compensation Discussion and Analysis—Compensation Overview" above for an explanation of why we pay our named executive officers no cash compensation. For information regarding the compensation paid by RMR LLC and RMR Inc. to our named executive officers, please see the above "RMR LLC and RMR Inc. Compensation Practices" section. For information regarding the compensation paid by RMR LLC and RMR Inc. to the named executive officers of RMR Inc., please see the documents filed by RMR Inc. with the SEC, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Shareholders. RMR Inc.'s filings with the SEC are not incorporated by reference into this Proxy Statement.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David M. Blackman President and Chief Executive Officer	2019	—(5)	—(5)	609,810	20,737	630,547
	2018	—(5)	—(5)	118,650	24,080	142,730
	2017	—(5)	—(5)	130,270	23,822	154,092

Matthew C. Brown(3) Chief Financial Officer and Treasurer	2019	—(5)	—(5)	89,610	1,926	91,536

Jeffrey C. Leer(3) Former Chief Financial Officer and Treasurer	2019	—(5)	—(5)	—	1,047	1,047

Christopher J. Bilotto(4) Vice President	2019	—(5)	—(5)	59,740	1,777	61,517

(1)
Represents the grant date fair value of Common Share awards in 2019, 2018 and 2017, as applicable, calculated in accordance with ASC 718 (which equals the closing price of the shares on the award date, multiplied by the number of shares subject to the award). No assumptions were used in this calculation. The values listed in this column include the grant date fair value of the Common Shares awarded to Mr. Blackman in his capacity as a Managing Trustee.

(2)
Consists of cash distributions in the applicable year on unvested Common Shares received in connection with cash distributions the Company paid to all of our shareholders. The Company pays no cash compensation to its executive officers. As noted above, they are employees of, and are paid by, RMR LLC.

(3)
Mr. Leer resigned as the Company's Chief Financial Officer and Treasurer effective May 31, 2019. Our Board appointed Matthew C. Brown as the Company's Chief Financial Officer and Treasurer, effective June 1, 2019.

(4)
For purposes of this "Executive Compensation" section, we have elected to include Mr. Bilotto's compensation received in 2019 in our discussion regarding our compensation structure and the compensation paid to our named executive officers in 2019. Our Board elected Mr. Bilotto as a Vice President of the Company, effective May 29, 2019, and Mr. Bilotto became an executive officer of the Company on March 2, 2020.

(5)
Our named executive officers and Mr. Bilotto are officers and employees of RMR LLC, and as officers and employees of RMR LLC, also provide services to RMR LLC or its subsidiaries. In 2019, the named executive officers received aggregate base salary payments of $833,943 and aggregate cash bonuses of $2,475,000 from RMR LLC for services those officers provided to RMR LLC, the Company and other companies managed by RMR or its subsidiaries.

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2019 Grants of Plan Based Awards

The following table shows the total Common Shares awarded by us to our named executive officers and to Mr. Bilotto in their capacity as our officers in 2019.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
David M. Blackman	9/18/2019	15,000	448,050
Matthew C. Brown	9/18/2019	3,000	89,610
Christopher J. Bilotto	9/18/2019	2,000	59,740

(1)
Equals the number of Common Shares awarded multiplied by the closing price on the date of the award, which is also the grant date fair value under ASC 718. No assumptions were used in this calculation.

2019 Outstanding Equity Awards at Fiscal Year End

The agreements governing the Common Shares awarded by the Company to the named executive officers and to Mr. Bilotto in 2019 in their capacity as our officers provided that one fifth of each award vested on the date of the award and an additional one fifth vests on each of the next four anniversaries of the award date, subject to the applicable named executive officer continuing to render significant services, whether as an employee or otherwise, to us, RMR LLC or any company to which RMR LLC provides management services or their respective affiliates and to accelerated vesting under certain circumstances. Holders of vested and unvested Common Shares awarded under the Share Award Plan receive distributions that we make, if any, on our shares on the same terms as other holders of the Common Shares.

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The following table shows the total Common Shares awarded by us in 2019 and prior years to our named executive officers and to Mr. Bilotto that were unvested as of December 31, 2019.

		Stock Awards(1)
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David M. Blackman	2019	12,000	385,680
	2018	2,142	68,844
	2017	1,428	45,896
	2016	714	22,948

Matthew C. Brown(3)	2019	2,400	77,136
	2018	92	2,957
	2017	62	1,993
	2016	32	1,028

Jeffrey C. Leer(4)	2019	800	25,712
	2018	92	2,957
	2017	62	1,993
	2016	32	1,028

Christopher J. Bilotto(5)	2019	1,600	51,424
	2018	153	4,918
	2017	102	3,278
	2016	31	996

(1)
The Common Shares awarded in 2019, 2018, 2017 and 2016 were awarded on September 18, 2019, September 13, 2018, September 14, 2017 and September 15, 2016, respectively.

(2)
Equals the number of Common Shares not vested multiplied by the closing price of the Common Shares on December 31, 2019.

(3)
The Common Shares awarded to Mr. Brown in 2018, 2017 and 2016 were awarded to him in his capacity as an officer and employee of RMR LLC.

(4)
The Common Shares awarded to Mr. Leer in 2018, 2017 and 2016 were awarded to him in his capacity as an officer and employee of RMR LLC.

(5)
The Common Shares awarded to Mr. Bilotto in 2018, 2017 and 2016 were awarded to him in his capacity as an officer and employee of RMR LLC.

2019 Stock Vested

The following table shows Common Share awards made in 2019 and prior years to our named executive officers and to Mr. Bilotto that vested in 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David M. Blackman(2)	5,856	173,548
Matthew C. Brown(3)	719	21,425
Jeffrey C Leer(4)	320	9,504
Christopher J. Bilotto(5)	562	16,744

(1)
Equals the number of vesting Common Shares multiplied by the closing price on the date that such Common Shares vested in 2019.

(2)
The number of Common Shares shown in the table does not include Common Shares awarded to Mr. Blackman in his capacity as a Managing Trustee.

(3)
This amount includes an aggregate of 119 Common Shares awarded to Mr. Brown in 2018, 2017, 2016 and 2015 in his capacity as an officer and employee of RMR LLC.

(4)
This amount includes an aggregate of 120 Common Shares awarded to Mr. Leer in 2018, 2017, 2016 and 2015 in his capacity as an officer and employee of RMR LLC.

(5)
This amount includes an aggregate of 162 Common Shares awarded to Mr. Bilotto in 2018, 2017, 2016 and 2015 in his capacity as an officer and employee of RMR LLC.

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Potential Payments upon Termination or Change in Control

The form of share award agreement for awards made to our named executive officers and to Mr. Bilotto provides for acceleration of vesting of all share awards upon the occurrence of certain change in control or termination events (each, a "Termination Event"). The following table describes the potential payments to our named executive officers and to Mr. Bilotto upon a Termination Event, if such event had occurred, as of December 31, 2019.

Name	Number of Shares Vested Upon Termination Event (#)	Value Realized on Termination Event as of December 31, 2019 ($)(1)
David M. Blackman	16,284	523,368
Matthew C. Brown(2)	2,586	83,114
Jeffrey C. Leer(3)	986	31,690
Christopher J. Bilotto(4)	1,886	60,616

(1)
Equals the number of Common Shares multiplied by the closing price of the Common Shares on December 31, 2019.

(2)
This amount includes an aggregate of 186 Common Shares awarded to Mr. Brown in 2018, 2017 and 2016 in his capacity as an officer and employee of RMR LLC.

(3)
This amount includes an aggregate of 186 Common Shares awarded to Mr. Leer in 2018, 2017 and 2016 in his capacity as an officer and employee of RMR LLC.

(4)
This amount includes an aggregate of 286 Common Shares awarded to Mr. Bilotto in 2018, 2017 and 2016 in his capacity as an officer and employee of RMR LLC.

From time to time we have approved, and may in the future approve, the acceleration of vesting of Common Shares previously awarded under the Share Award Plan to former employees of RMR LLC, which may include individuals who are our executive officers, when their employment with RMR LLC is terminated.

For a discussion of the consequences of a Termination Event under our business and property management agreements with RMR LLC, see the below "Related Person Transactions" section.

Pay Ratio

Pay ratio disclosure under Item 402(u) has not been provided because we do not have any employees.

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PROPOSAL 4:  APPROVAL OF THE AMENDED AND RESTATED OFFICE PROPERTIES INCOME TRUST 2009 INCENTIVE SHARE AWARD PLAN

We are asking shareholders to approve the Amended and Restated Office Properties Income Trust 2009 Incentive Share Award Plan (the "Amended and Restated Plan"). The Amended and Restated Plan increases the number of Common Shares available under the plan from the 500,000 previously reserved under the predecessor Share Award Plan (the "Predecessor Plan") to an aggregate of 1,500,000 and extends the term of the plan until the tenth anniversary of our 2020 Annual Meeting.

The Amended and Restated Plan provides that an aggregate of 1,500,000 Common Shares are available for award under the plan pursuant to grants of Common Shares or Common Shares subject to restrictions ("Restricted Shares"). As of March 16, 2020, 212,346 Common Shares were available for grants of future awards pursuant to the Predecessor Plan, and there were 103,297 unvested Restricted Shares outstanding, which remain subject to possible forfeiture to, or repurchase for nominal consideration by, us as provided in applicable share award agreements.

Our Board believes that equity and equity-based compensation assists in recognizing executives' and other service providers' scope of responsibilities, rewarding demonstrated performance and leadership, motivating future performance, aligning the interests of our executives and other service providers with those of our other shareholders and motivating executives and other service providers to remain in the service of the Company and RMR LLC and to continue to provide services to us through the term of the awards. The Amended and Restated Plan, if approved by shareholders, will be the only plan we have to provide equity and equity-based incentive compensation to eligible individuals. The term of the Predecessor Plan will expire on June 11, 2022, following which, absent approval of the amendment to the Amended and Restated Plan, we will no longer have an equity compensation plan to assist us in accomplishing our compensation objectives.

For purposes of evaluating our equity compensation program, shareholders may wish to consider two key metrics: "historical burn rate" and "dilution."

  •
  Historical Burn Rate.  Our historical burn rate is equal to the number of Common Shares subject to equity awards granted during a period, in proportion to our basic weighted average Common Shares outstanding for the period. Our burn rate for the year ended December 31, 2019 was 0.28%, and our average annual burn rate for the three years ended December 31, 2019 was 0.15%.

  •
  Dilution.  Our dilution is the number of Common Shares available for future grants of equity awards in proportion to our Common Shares outstanding plus the number of Common Shares available for future grants of equity awards. As of the year ended December 31, 2019, our dilution was 0.44%.

Material Terms of the Amended and Restated Plan

A copy of the Amended and Restated Plan is set forth as Annex A to this Proxy Statement. The material features of the Amended and Restated Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the Amended and Restated Plan. Accordingly, this summary is qualified in its entirety by reference to Annex A.

Administration.    The Amended and Restated Plan will continue to be administered by our Board or, in the discretion of our Board, a committee designated by our Board and comprised of at least two members of our Board. Our Board has delegated its authority to administer the Predecessor Plan to our Compensation Committee and such delegation is expected to remain in place with respect to the

         2020 Proxy Statement    45

Amended and Restated Plan; however, our Board may revoke or rescind such delegations of authority in whole or in part at any time. Each member of any committee administering the Amended and Restated Plan is required to be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and to meet such other requirements as our Board may determine to be necessary or appropriate. Our Board or a committee thereof has the authority to administer the Amended and Restated Plan, including the authority to interpret the plan, to make awards thereunder (and determine the terms of such awards) and to adopt and approve from time to time the forms of share award agreements under the Amended and Restated Plan.

Awards.    The Amended and Restated Plan permits discretionary awards of Common Shares, which will be subject to such terms and conditions as our Board or a committee may determine, which may include, without limitation, terms with respect to vesting, forfeiture, repurchase and transfer restrictions, typically based on continued employment or service. If it determines to do so, our Board or the designated committee may award shares under the Amended and Restated Plan that are not subject to vesting, forfeiture, repurchase and transfer restrictions.

Participants.    The Amended and Restated Plan permits awards to be made to our Trustees and officers, employees of RMR LLC, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. Actual participants are determined by our Board or a committee thereof in its discretion.

Change in Control; Termination Event.    The Amended and Restated Plan provides that if we are subject to a "Change in Control," or a "Termination Event" (as defined in the plan) unvested awards will vest upon the occurrence of such event.

Amendment and Termination.    The Amended and Restated Plan may be amended or terminated by our Board, subject to shareholder approval where required by law or applicable listing requirements. The Amended and Restated Plan will, unless terminated earlier by our Board, terminate on the tenth anniversary of our 2020 Annual Meeting. However, awards made before the termination of the Amended and Restated Plan may extend beyond that date in accordance with their terms.

Common Shares Available.    The total number of Common Shares that may be granted under the Amended and Restated Plan is 1,500,000, subject to adjustment for certain transactions as set forth in the plan. If any Common Shares subject to an award (including awards granted under the Predecessor Plan, of which there were 103,297 outstanding as of March 16, 2020) are forfeited, cancelled, repurchased or surrendered (including in satisfaction of tax obligations), the shares with respect to such award will, to the extent of any such forfeiture, cancellation, repurchase or surrender, again be available for awards under the plan. The number of Common Shares reserved for issuance under the Amended and Restated Plan and the awards made under the plan are generally subject to adjustment by our Board upon the occurrence of a merger, sale of assets, reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities or any similar corporate transaction.

On April 10, 2020, the last reported sale price of the Common Shares on the Nasdaq was $28.37 per share.

Persons eligible to receive awards of shares under the Amended and Restated Plan will be those persons selected by our Board or committee in its discretion from among our Trustees and officers, employees of RMR LLC, consultants, advisors or other persons or entities providing management, administrative or other services to us or to our subsidiaries. As of March 16, 2020, we had three executive officers and eight Trustees and RMR LLC and its subsidiaries had approximately 600 employees who were not either executive officers or Trustees of the Company; all of those persons and other qualifying service providers of the Company would be eligible for awards under the Amended and Restated Plan. During 2019, 76 eligible Trustees, executive officers and RMR LLC employees (and those of its subsidiaries) received awards under the Predecessor Plan.

Awards under the Amended and Restated Plan will generally be made in the discretion of our Board or designated committee and are therefore not determinable at this time.

46         2020 Proxy Statement

Certain Federal Income Tax Consequences in Respect of the Amended and Restated Plan

The following is a summary of certain United States federal income tax consequences with respect to awards under the Amended and Restated Plan. Participants should consult with their own tax advisors and should not rely upon this summary.

Share Awards.    A participant in the Amended and Restated Plan receiving an unrestricted Common Share award (or the unrestricted portion of a Restricted Share award) will be taxed as ordinary compensation income in an amount equal to the fair market value of the Common Shares at the time of the award.

Restricted Shares.    The term "restricted shares" refers to an award of Common Shares under the Amended and Restated Plan that are subject to forfeiture restrictions. A participant generally will not be taxed upon the receipt of a Restricted Share award, but rather will recognize ordinary compensation income in an amount equal to the fair market value of the Common Shares at the time the Common Shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code. A participant may, however, elect under Internal Revenue Code Section 83(b) and not later than 30 days after the transfer of such Common Shares to the participant to recognize ordinary compensation income at the time the Restricted Shares are awarded in an amount equal to the fair market value at that time, notwithstanding the fact that such Common Shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional income will be recognized by such participant at the time the restrictions lapse. However, if Common Shares subject to a Section 83(b) election are later forfeited, no tax deduction is allowable with respect to the previously recognized ordinary compensation income to the participant for the forfeited Common Shares.

The full amount of dividends or other distributions of property made with respect to Restricted Shares before the lapse of any applicable restrictions will constitute ordinary compensation income, unless a Section 83(b) election has been made.

The Company, as the recipient of the services rendered by the participant, will generally be entitled to a deduction at the same time as and in the same amount that the participant recognizes ordinary compensation income.

Share Usage

The annual share usage under the Predecessor Plan for the last three calendar years was as follows:(1)

Year	Awards Granted (number of shares)	Weighted Average Shares Outstanding
2017	18,837	21,158,244
2018	19,925	24,829,990
2019	136,100	48,062,022

(1)
The number of shares in the table reflects the one-for-four reverse stock split affected on our Common Shares as of December 31, 2018, as applicable.

         2020 Proxy Statement    47

Equity Compensation Plan Information

The following table shows information with respect to securities authorized for issuance under the equity compensation plans maintained by the Company as of March 16, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders—2009 Incentive Share Award Plan	None	None	212,346
Equity compensation plans not approved by security holders	None	None	None
Total	None	None	212,346

Approval of the Amended and Restated Plan requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2020 Annual Meeting.

Our Board of Trustees recommends a vote "FOR" the approval of the Amended and Restated Plan.

48         2020 Proxy Statement

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

Our Audit Committee has the sole authority and responsibility to hire, evaluate and, when appropriate, replace our independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors. Our Audit Committee is responsible for approving the audit and permissible non-audit services provided by the independent auditors and the associated fees.

Our Audit Committee evaluates the performance of our independent auditors annually and determines whether to re-engage the current independent auditors or consider other audit firms. In doing so, our Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors' technical expertise and knowledge of our operations and industry, the auditors' independence, legal proceedings involving the auditors, the results of inspections by the Public Company Accounting Oversight Board ("PCAOB") and peer quality reviews of the auditors and the auditors' reputation in the marketplace. In connection with the mandated rotation of the independent auditors' lead engagement partner, our Audit Committee and its chair consider the selection of the new lead engagement partner identified by the independent auditors.

Based on this evaluation, our Audit Committee has appointed Ernst & Young LLP to serve as our independent auditors for the fiscal year ending December 31, 2019. Ernst & Young LLP has served as our independent auditors since our formation in 2009 and is considered by management and our Audit Committee to be well qualified.

Our Audit Committee has determined to submit its selection of the independent auditors to our shareholders for ratification. This vote will ratify prior action by our Audit Committee and will not be binding upon our Audit Committee. However, our Audit Committee may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines who to appoint as our independent auditors in the future.

Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to the Company by Ernst & Young LLP for the fiscal years ended December 31, 2019 and 2018.

	2019 Fees ($)(1)	2018 Fees ($)
Audit Fees	984,573	1,834,987
Audit Related Fees	—	—
Tax Fees	58,600	47,500
All Other Fees	787	720

(1)
The amount of audit fees for 2019 is based on the fees billed and paid to date and on the estimate for remaining fees provided by Ernst & Young LLP to and approved by our Audit Committee for services provided by Ernst & Young LLP, including in connection with the audit of the Company's 2019 financial statements and internal control over financial reporting. The final amount of the fees for those services may vary from the estimate provided.

Audit Fees. This category includes fees associated with the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and any applicable Current Reports on Form 8-K and the review of any of the Company's Quarterly Reports on Form 10-Q.

Audit Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in "Audit Fees." These services principally

         2020 Proxy Statement    49

include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.

All Other Fees. This category consists of services that are not included in the above categories. The amounts for 2019 and 2018 reflect annual subscription fees for Ernst & Young LLP's online accounting research application.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent auditors and to monitor their continuing independence. Under these policies, our independent auditors may not undertake any services unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and our Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible for reporting to our Audit Committee regarding compliance with these policies and procedures.

Our Audit Committee will not approve engagements of the independent auditors to perform non-audit services for us if doing so will cause the independent auditors to cease to be independent within the meaning of applicable SEC or Nasdaq rules. In other circumstances, our Audit Committee considers, among other things, whether our independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the PCAOB's rules.

All services for which we engaged our independent auditors in fiscal 2019 and 2018 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in fiscal 2019 and fiscal 2018 are set forth above. Our Audit Committee approved the engagement of Ernst & Young LLP to provide the non-audit services described above because it determined that Ernst & Young LLP providing these services would not compromise Ernst & Young LLP's independence and that the firm's familiarity with our record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more efficiently and at a lower cost than we could obtain these services from other providers.

Other Information

We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of Ernst & Young LLP will be present at our 2020 Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of all the votes cast, in person or by proxy, at our 2020 Annual Meeting.

Our Board of Trustees recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors.

50         2020 Proxy Statement

REPORT OF OUR AUDIT COMMITTEE

In the course of our Audit Committee's oversight of our financial reporting process, our Audit Committee has: (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2019; (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed under PCAOB Auditing Standard No. 1301; (iii) received the written disclosures and the letter from our auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding our independent auditors' communications with our Audit Committee concerning independence; (iv) discussed with our independent auditors their independence; and (v) considered whether the provision of non-audit services by our independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, our Audit Committee recommended to our Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

William A. Lamkin, Chair Barbara D. Gilmore John L. Harrington Elena B. Poptodorova Jeffrey P. Somers

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FREQUENTLY ASKED QUESTIONS

Proxy Materials and Voting Information

1.  What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for our 2020 Annual Meeting include the Notice Regarding the Availability of Proxy Materials, Notice of 2020 Annual Meeting, this Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2019 (collectively, the "proxy materials"). If you request a paper copy of these materials, the proxy materials will also include a proxy card or voting instruction form.

A proxy statement is a document that the SEC regulations require us to give you when it asks you to return a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called your proxy. We are asking you to designate the following three persons as your proxies for our 2020 Annual Meeting: Jennifer B. Clark, Secretary; David M. Blackman, Managing Trustee, President and Chief Executive Officer; and Adam D. Portnoy, Managing Trustee.

2.  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Equiniti Shareowner Services, you are considered a shareholder of record of those shares. If you are a shareholder of record, you should receive only one notice or proxy card for all the Common Shares you hold, whether in certificate or book entry form.

If your shares are held in an account you own at a bank or brokerage or you hold shares through another nominee, you are considered the "beneficial owner" of those shares. If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Common Shares.

If you hold some shares of record and some shares beneficially, you should receive a notice or proxy card for all the Common Shares you hold of record and a separate voting instruction form for the shares from the bank, broker or other nominee through which you own Common Shares.

3.  What different methods can I use to vote?

By Written Proxy. All shareholders of record can submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m., Eastern time, on May 26, 2020 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.

By Telephone or Internet. All shareholders of record also can authorize a proxy to vote their shares by touchtone telephone by calling 1-800-690-6903, or through the internet at www.proxyvote.com, using the procedures and instructions described in your Notice Regarding the Availability of Proxy Materials or

52         2020 Proxy Statement

proxy card. Beneficial owners may authorize a proxy by telephone or internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. To authorize a proxy by telephone or internet, you will need the 16 digit control number provided on your Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form. The telephone and internet proxy authorization procedures are designed to authenticate shareholder identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the internet must be received by 11:59 p.m., Eastern time, on May 26, 2020 or, if the meeting is postponed or adjourned to a later date, by 11:59 p.m., Eastern time, on the day immediately preceding the date of the reconvened meeting.

In Person. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 11.

A shareholder may revoke a proxy at any time before it is voted at our 2020 Annual Meeting, subject to the proxy voting deadlines described above, by authorizing a proxy again on a later date by internet or by telephone (only the last internet or telephone proxy submitted prior to the meeting will be counted), by signing and returning a later dated proxy card or by attending the meeting and voting in person or by sending an original written statement revoking the prior proxy to the Secretary of the Company at our principal executive office (or by hand delivery to the Secretary before the taking of the vote at our 2020 Annual Meeting). If you are a beneficial owner, see the response to question 11.

Beneficial owners who wish to change their votes should contact the organization that holds their shares.

If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting us in the solicitation of proxies:

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Shareholders Call Toll Free: (800) 662-5200
Banks and Brokers Call Collect: (203) 658-9400

4.  Who may vote at our 2020 Annual Meeting?

Holders of record of Common Shares as of the close of business on March 16, 2020, the record date, may vote at the meeting. Holders of Common Shares are entitled to one vote for each Common Share held on the record date.

5.  What if I authorize a proxy and do not specify how my shares are to be voted?

If you submit a signed proxy card or authorize a proxy by internet or telephone, but do not indicate how your Common Shares should be voted on one or more proposals, then the proxies will vote your shares as our Board recommends on those proposals. Other than the proposals listed on pages 16, 31, 33, 45 and 49, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.

         2020 Proxy Statement    53

6.  What is a quorum? How are abstentions and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at our 2020 Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at our 2020 Annual Meeting constitutes a quorum.

Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter), if any, are included in determining whether a quorum is present. Abstentions are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1, 3, 4 or 5. Broker non-votes are not votes cast and, therefore, will not be included in vote totals and will have no effect on the outcome of Proposal 1, 3 or 4. There can be no broker non-votes on Proposal 5 as it is a matter on which, if you hold your shares in street name and do not provide voting instructions to the broker, bank or other nominee that holds your shares, the nominee has discretionary authority to vote on your behalf. Abstentions and broker non-votes will have the same effect as votes against Proposal 2.

With respect to Proposal 1, a proxy marked "WITHHOLD" will have the same effect as an abstention and will not be counted for purposes of determining a plurality of votes cast, but will be counted as a vote "AGAINST" for purposes of determining a majority of votes cast under the Company's Trustee resignation policy. Pursuant to the Company's Governance Guidelines, if a Trustee nominee fails to receive a majority of votes cast, he or she will offer to resign from our Board, and our Board will decide whether to accept or reject the resignation offer.

7.  Can I access the proxy materials on the internet? How can I sign up for the electronic proxy delivery service?

The Notice of 2020 Annual Meeting, this Proxy Statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the internet through the conclusion of our 2020 Annual Meeting.

Instead of receiving future copies of our proxy materials by mail, shareholders of record and most beneficial owners may elect to receive these materials electronically. Opting to receive your future proxy materials electronically will reduce the environmental impact of our annual meeting, save us the cost of printing and mailing documents, and also will give you an electronic link to our proxy voting site. Your Notice Regarding the Availability of Proxy Materials instructs you as to how you may request electronic delivery of future proxy materials.

8.  How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged Morrow Sodali LLC ("Morrow Sodali") to assist with the solicitation of proxies for an estimated fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Morrow Sodali against certain liabilities arising out of our agreement with Morrow Sodali. We will request banks, brokers and other nominees to forward proxy materials to the beneficial owners of Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses of forwarding proxy materials.

Proxies may also be solicited, without additional compensation, by our Trustees and officers, and by RMR LLC, its officers and employees and its parent's and subsidiaries' directors, trustees, officers and employees, by mail, telephone or other electronic means or in person.

54         2020 Proxy Statement

9.  What is householding?

As permitted by the Exchange Act, we may deliver only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of 2020 Annual Meeting, this Proxy Statement and the Annual Report to shareholders residing at the same address, unless the shareholders have notified us of their desire to receive multiple copies of those documents. This practice is known as "householding."

We will deliver a separate copy of any of those documents to you if you write to the Company at Investor Relations, Office Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call the Company at (617) 219-1410. If you want to receive separate copies of our notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above address or telephone number.

2020 Annual Meeting Information

10.  How do I attend our 2020 Annual Meeting in person?

Attendance at the meeting is limited to our Trustees and officers, shareholders as of the record date (March 16, 2020) or their duly authorized representatives or proxies, and other persons permitted by the Chairman of the meeting. All attendees need photo identification for admission.

  •
  Record owners:  If you are a shareholder as of the record date who holds shares directly, you need not present any documentation to attend our 2020 Annual Meeting, other than photo identification.

  •
  Beneficial owners:  If you are a shareholder as of the record date who holds shares indirectly through a brokerage firm, bank or other nominee, you must present evidence of your beneficial ownership of shares. For this purpose, a copy of a letter or account statement from the applicable brokerage firm, bank or other nominee confirming such ownership will be acceptable and such copy may be retained by the Company. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 11.

If you have questions regarding these admission procedures, please call Investor Relations at (617) 219-1410.

11.  How can I vote in person at the meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at our 2020 Annual Meeting, you need a legal proxy from your bank, broker or other nominee. You also need to follow the procedures described in the response to question 10 and to bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting by following the procedures described in the response to question 10. However, you will not be able to vote your shares at the meeting without a legal proxy. We encourage you to vote your shares in advance, even if you intend to attend the meeting.

         2020 Proxy Statement    55

Company Documents, Communications and Shareholder Proposals

12.  How can I view or request copies of the Company's SEC filings and other documents?

You can visit our website to view our Governance Guidelines, Board committee charters and the Code. To view these documents, go to www.opireit.com, click on "Investors" and then click on "Governance." To view the Company's SEC filings and Forms 3, 4 and 5 filed by our Trustees and executive officers, go to www.opireit.com, click on "Investors, " click on "Financial Information" and then click on "SEC Filings."

We will deliver free of charge, upon request, a copy of the Company's Governance Guidelines, Board committee charters, Code or Annual Report to any shareholder requesting a copy. Requests should be directed to Investor Relations at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

13.  How can I communicate with the Company's Trustees?

Any shareholder or other interested person who wants to communicate with our Trustees should write to such Trustee(s), c/o Secretary, Office Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458 or email secretary@opireit.com. The communication will then be delivered to the Trustee(s).

14.  How do I submit a nomination or other proposal for action at the 2021 annual meeting of shareholders?

A nomination or proposal for action to be presented by any shareholder at the Company's 2021 annual meeting of shareholders must be submitted as follows:

  •
  For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at the Company's principal executive offices by December 14, 2020.

  •
  If the shareholder nomination is to be included in the proxy statement pursuant to our proxy access bylaw, the nomination must be made in accordance with the procedures and requirements set forth in our Bylaws and must be received by the Company not later than 5:00 p.m., Eastern time, on December 14, 2020 and not earlier than November 14, 2020.

  •
  If the shareholder nomination or proposal is not to be included in the proxy statement pursuant to our proxy access bylaw or Rule 14a-8, the nomination or proposal must be made in accordance with the procedures and requirements set forth in our Bylaws and must be received by the Company not later than 5:00 p.m., Eastern time, on December 14, 2020 and not earlier than November 14, 2020.

Proposals should be sent to our Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

For additional information regarding how to submit a shareholder proposal, see page 14 of this Proxy Statement.

56         2020 Proxy Statement

RELATED PERSON TRANSACTIONS

The descriptions of agreements in this "Related Person Transactions" section do not purport to be complete and are subject to, and qualified in their entirety by, reference to the actual agreements, copies of certain of which are filed as exhibits to the Annual Report.

A "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A "related person" means any person who is, or at any time since January 1, 2019 was:

  •
  a Trustee, a nominee for Trustee or an executive officer of the Company;

  •
  known to us to be the beneficial owner of more than 5.0% of the outstanding Common Shares when a transaction in which such person had a direct or indirect material interest occurred or existed;

  •
  an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of any of the persons referenced in the preceding two bullets, and any person (other than a tenant or employee) sharing the household of any of the persons referenced in the preceding two bullets; or

  •
  a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10.0% or greater beneficial ownership interest.

We have adopted written Governance Guidelines that describe the consideration and approval of related person transactions. Under these Governance Guidelines, the Company may not enter a transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of our Board and (ii) the affirmative vote of a majority of the Independent Trustees. In determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, also act in accordance with any applicable provisions of our Declaration of Trust and Bylaws and consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies, Declaration of Trust and Bylaws, each as described above. In the case of transactions with the Company by employees of RMR LLC and its subsidiaries who are subject to the Code but who are not Trustees or executive officers of the Company, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of our Governance Guidelines and the Code are available on our website, www.opireit.com.

Certain related person transactions are set forth in Annex B to this Proxy Statement.

         2020 Proxy Statement    57

OTHER INFORMATION

At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy card intend to vote the shares for which they have been appointed or authorized as proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that our 2020 Annual Meeting may be held virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.opireit.com.

Jennifer B. Clark
Secretary

Newton, Massachusetts
April 13, 2020

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ANNEX A—AMENDED AND RESTATED PLAN

OFFICE PROPERTIES INCOME TRUST
AMENDED AND RESTATED 2009 INCENTIVE SHARE AWARD PLAN
EFFECTIVE             , 2020

              Office Properties Income Trust (the "Company") hereby adopts the Amended and Restated Office Properties Income Trust 2009 Incentive Share Award Plan (the "Plan"), effective as of             , 2020.

I.
PURPOSE

              The Plan is intended to advance the interests of the Company and its subsidiaries by providing a means of rewarding selected officers, employees and Trustees of the Company, employees of its manager and others rendering valuable services to the Company or its subsidiaries, through grants of the Company's Shares.

II.
DEFINITIONS

              Terms that are capitalized in the text of the Plan have the meanings set forth below:

              (a)   "Board" means the Board of Trustees of the Company.

              (b)   "Company" means Office Properties Income Trust, a Maryland real estate investment trust.

              (c)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (d)   "Key Person" means an employee, consultant, manager, Trustee, officer or other person providing services to the Company, to a subsidiary of the Company or to the Manager on behalf of the Company.

              (e)   "Manager" means the person or entity serving as manager to the Company.

              (f)    "Participant" means a person to whom Shares have been granted, or any other person who becomes owner of the Shares by reason of such person's death or incapacity.

              (g)   "Securities Act" means the Securities Act of 1933, as amended.

              (h)   "Share Agreement" means an agreement between the Company and a Participant regarding Shares issued to the Participant pursuant to the Plan.

              (i)    "Shares" means the Company's common shares of beneficial interest, par value $.01 per share.

              (j)    "Trustee" means a member of the Board.

III.
SHARES SUBJECT TO THE PLAN

              Subject to the provisions of Section VII, the total number of Shares which may be granted under the Plan is 1,500,000 Shares. A holder of Shares granted under the Plan, whether or not vested, shall have all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any distributions, unless the Board shall otherwise determine. Certificates representing Shares and statements representing Shares issued in book-entry form may be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Securities Act and the applicable Share Agreement, if any. Shares subject to awards under the Plan which are forfeited, cancelled, repurchased or surrendered (including in satisfaction of tax obligations) shall again be available for grant under the Plan.

         2020 Proxy Statement    A-1

IV.
METHOD OF GRANTING SHARES

              Grants of Shares to any person shall be made by action of the Board, and shall be made solely in accordance with the instructions of the Board as to the selection of persons to whom Shares are to be granted, the amount and timing of each such grant, and the extent, if any, to which vesting restrictions or other conditions shall apply to the granted Shares. If a person to whom such a grant of Shares has been made fails to execute and deliver to the Company a Share Agreement within ten (10) days after it is submitted to him or her, the grant of Shares related to such Share Agreement may be cancelled by the Company, acting by the Board, at its option without further notice to the Participant. Nothing in this Section IV shall prevent the Board from delegating its authority to make grants to a committee pursuant to Section V.

V.
ADMINISTRATION OF THE PLAN

              The Plan shall be administered by the Board or, in the discretion of the Board, a committee designated by the Board and composed of at least two (2) members of the Board. All references in the Plan to the Board shall be understood to refer to such committee or the Board, whoever shall administer the Plan. As of the effective date of the Plan, the Board has delegated its authority to administer the Plan to the Compensation Committee of the Company pursuant to the written charter for such committee; however, the Board may revoke or rescind this delegation of authority in whole or in part at any time. All questions of interpretation and application of the Plan and of grants of Shares shall be determined by the Board or its designated committee in its sole discretion, and its determination shall be final and binding upon all persons, including the Company and all Participants. Without limiting the generality of the foregoing, the Board or the designated committee is authorized to adopt and approve from time to time the forms and, subject to the terms of the Plan, the terms and conditions of any Share Agreement. If it determines to do so, the Board or its designated committee may grant Shares under this Plan which are not subject to a Share Agreement.

              For so long as Section 16 of the Exchange Act is applicable to the Company, each member of any committee designated to administer the Plan shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act and shall meet such other requirements as the Board may determine to be necessary or appropriate.

              With respect to persons subject to Section 16 of the Exchange Act, grants under the Plan are intended to be exempt from the provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or its successor under the Exchange Act.

VI.
ELIGIBLE PERSONS

              The persons eligible to receive grants of Shares shall be those persons selected by the Board or designated committee from among Key Persons who contribute to the business of the Company and its subsidiaries.

VII.
CHANGES IN CAPITAL STRUCTURE

              In the event that the outstanding Shares are hereafter changed for a different number or kind of Shares or other securities of the Company, or are otherwise affected by reason of a merger, sale of assets, reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities or any similar corporate transaction, a corresponding adjustment shall be made in the number and kind of Shares or other securities covered by outstanding grants of Shares, and for which Shares may be granted under the Plan.

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VIII.
DURATION, AMENDMENT AND TERMINATION OF PLAN

              Shares may be granted under the Plan from time to time until the close of business on [DATE], 2030.* Subject to any shareholder approval that may be required under applicable law or the rules of any stock exchange on which the Shares are listed, the Board hereafter may at any time amend or extend the Plan, including amendments to change the number of shares subject to the Plan. The Plan may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.

IX.
MISCELLANEOUS

                            A.    Nonassignability of Shares.    Shares subject to a Share Agreement shall not be assignable or transferable by a Participant except in accordance with the terms of the applicable Share Agreement.

                            B.    No Guarantee of Employment.    Neither the award of Shares nor a Share Agreement shall give any person the right to continue in the employment of, or to continue to act as an officer or Trustee of, or to serve in any other capacity with, the Company, any subsidiary or the Manager, or give the Company, any subsidiary or the Manager the right to require such person to continue in any such capacity.

                            C.    Tax Withholding; Section 409A.    To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes incurred by a Participant by reason of a grant of Shares, and as a condition to the receipt of any grant of Shares, a Participant agrees that if the amount payable to him by the Company in the ordinary course is insufficient to pay such taxes, he shall, upon request of the Company pay the Company an amount sufficient to satisfy its tax withholding obligations.

              Without limiting the foregoing, the Compensation Committee may in its discretion permit any Participant's withholding obligation to be paid in whole or in part in the form of Shares, by withholding from the Shares to be issued to such Participant or by accepting delivery of Shares already owned by him. The fair market value of the Shares for this purpose shall be the closing price of the Shares on the principal securities exchange on which the Shares are listed on the date such Shares are repurchased by the Company, unless otherwise determined by the Board in its discretion.

              If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company share certificates registered in his name or other evidence of legal and beneficial ownership of Shares owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the Shares represented by such share certificates. The Compensation Committee may approve comparable procedures to those set forth in the preceding sentence in the event of shares held in book-entry form. If the Participant is subject to Section 16(a) of the Exchange Act, his ability to pay the withholding obligation in the form of Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

              It is intended that awards granted under the Plan be exempt from the application of Section 409A of the Code, and the Plan and such awards shall be construed in accordance with that intention.

                            D.    Compliance with Law.    This Plan, the granting and vesting of Shares hereunder, and the other obligations of the Company under this Plan and any Share Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its reasonable discretion, may postpone the issuance or delivery of Shares until completion of any required action under any state or federal law, rule or regulation as the Company may consider appropriate in order to comply with the applicable laws, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules

*
This date will be the date of the tenth anniversary of the 2020 Annual Meeting.

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and regulations. No provisions of this Plan shall be interpreted or construed to obligate the Company to register any Shares under federal or state law.

                            E.    Governing Law.    The validity, construction and effect of this Plan, any rules and regulations relating to this Plan and any Share Agreement shall be determined in accordance with the laws of the State of Maryland without giving effect to principles of conflict of laws.

                            F.    Change in Control.    Each unvested Share under the Plan immediately prior to the occurrence of a "Change in Control" or a "Termination Event" shall become fully vested upon the occurrence of the Change in Control or Termination Event, as each term is defined below.

For purposes of the Plan, a "Change in Control" shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

                            (a)   any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in paragraph (c)(i) below;

                            (b)   the following individuals cease for any reason to constitute a majority of the number of Trustees then serving: individuals who, on             , 2020, constitute the Board and any new Trustee (other than a Trustee whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Trustees) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the Trustees then in office who either were Trustees on             , 2020 or whose appointment, election or nomination for election was previously so approved or recommended;

                            (c)   there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                            (d)   the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

In addition, for purposes of the Plan, a "Termination Event" shall occur if The RMR Group LLC (or any entity controlled by, under common control with or controlling The RMR Group LLC) ceases to be the manager or shared services provider to the Company.

For purposes of this Section IX(F), the following terms shall have the meaning set forth in this paragraph: "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

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ANNEX B—CERTAIN RELATED PERSON TRANSACTIONS

Relationships with RMR LLC and Others Related to It. We have relationships and historical and continuing transactions with RMR LLC, RMR Inc., and others related to them; and, until July 1, 2019, we owned shares of class A common stock of RMR Inc. Adam Portnoy, the chair of our Board and one of our Managing Trustees, is the sole trustee, an officer and the controlling shareholder of ABP Trust, which is the controlling shareholder of RMR Inc., a managing director, the president and chief executive officer of RMR Inc., and an officer and employee of RMR LLC. David Blackman, our other Managing Trustee and our President and Chief Executive Officer, Matthew Brown, our Chief Financial Officer and Treasurer, Christopher Bilotto, our Vice President, and each of our other officers, are also officers and/or employees of RMR LLC. Matthew Brown succeeded Jeffrey Leer as our Chief Financial Officer and Treasurer effective June 1, 2019. Jeffrey Leer resigned from his positions as our Chief Financial Officer and Treasurer effective May 31, 2019. Mr. Leer is currently an officer of FVE and RMR LLC and he was an officer of RMR LLC when he served as our Chief Financial Officer and Treasurer.

Some of our Independent Trustees also serve as independent trustees or independent directors of other public companies to which RMR LLC or its subsidiaries provide management services. Adam Portnoy also serves as chair of the board of trustees or board of directors, as applicable, of SVC, ILPT, DHC, FVE and TA and as managing director, managing trustee, director or trustee, as applicable, of the companies managed by RMR LLC or its subsidiaries. In addition, officers of RMR LLC and RMR Inc. serve as our officers and officers of other companies to which RMR LLC or its subsidiaries provide management services.

We have no employees. The personnel and various services we require to operate our business are provided to us by RMR LLC. We have two agreements with RMR LLC to provide management services to us: (i) a business management agreement, which relates to our business generally, and (ii) a property management agreement, which relates to our property level operations. Both of these management agreements are described below, see "—Management Agreements with RMR LLC."

Ownership Interest in RMR Inc. On July 1, 2019, we sold all of the 2,801,060 shares of class A common stock of RMR Inc. that we owned in an underwritten public offering at a price to the public of $40.00 per share pursuant to an underwriting agreement among us, RMR Inc., certain other REITs managed by RMR LLC that also sold their class A common stock of RMR Inc. in the offering and the underwriters named therein. We received net proceeds of approximately $104.7 million from this sale, after deducting underwriting discounts and commissions and other offering expenses.

Management Agreements with RMR LLC. Our management agreements with RMR LLC provide for an annual base management fee, an annual incentive management fee and property management and construction supervision fees, payable in cash, among other terms:

  •
  Base Management Fee.  The annual base management fee payable to RMR LLC by us for each applicable period is equal to the lesser of:

    o
    the sum of (a) 0.5% of the average aggregate historical cost of the real estate assets acquired from a REIT to which RMR LLC provided business management or property management services (the "Transferred Assets"), plus (b) 0.7% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets up to $250.0 million, plus (c) 0.5% of the average aggregate historical cost of our real estate investments excluding the Transferred Assets exceeding $250.0 million; and

    o
    the sum of (a) 0.7% of the average closing price per Common Share on the stock exchange on which such Common Shares are principally traded during such period, multiplied by the average number of Common Shares outstanding during such period, plus the daily weighted average of the aggregate liquidation preference of each class of our preferred shares outstanding during such period, plus the daily weighted average of the aggregate principal amount of our consolidated indebtedness during such period (together, the "Company's

         2020 Proxy Statement    B-1

        Average Market Capitalization") up to $250.0 million, plus (b) 0.5% of the Company's Average Market Capitalization exceeding $250.0 million.

  The average aggregate historical cost of our real estate investments includes our consolidated assets invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and costs which may be allocated to intangibles or are unallocated), all before reserves for depreciation, amortization, impairment charges or bad debts or other similar non-cash reserves.

  •
  Incentive Management Fee.  The incentive management fee which may be earned by RMR LLC for an annual period is calculated as follows:

    o
    An amount, subject to a cap, based on the value of the outstanding Common Shares, equal to 12.0% of the product of:

      •
      our equity market capitalization on the last trading day of the year immediately prior to the relevant three year measurement period, and

      •
      the amount (expressed as a percentage) by which the total return per share, as defined in the business management agreement and further described below, of the holders of Common Shares (i.e., share price appreciation plus dividends) exceeds the total shareholder return of the applicable index, or the benchmark return per share, for the relevant measurement period. Effective as of January 1, 2019, we amended our business management agreement with RMR LLC so that the SNL U.S. Office REIT Index will be used for periods beginning on and after January 1, 2019, with the SNL U.S. REIT Equity Index used for periods ending on or prior to December 31, 2018.

    For purposes of the total return per share of the holders of Common Shares, share price appreciation for a measurement period is determined by subtracting (1) the closing price of the Common Shares on the Nasdaq on the last trading day of the year immediately before the first year of the applicable measurement period, or the initial share price, from (2) the average closing price of the Common Shares on the 10 consecutive trading days having the highest average closing prices during the final 30 trading days in the last year of the measurement period.

    o
    The calculation of the incentive management fee (including the determinations of our equity market capitalization, initial share price and the total return per share of holders of Common Shares) is subject to adjustments if additional Common Shares are issued or if we repurchase Common Shares during the measurement period.

    o
    No incentive management fee is payable by us unless the total return per share during the measurement period is positive.

    o
    The measurement periods are three year periods ending with the year for which the incentive management fee is being calculated.

    o
    If our total return per share exceeds 12.0% per year in any measurement period, the benchmark return per share is adjusted to be the lesser of the total shareholder return of the applicable index for such measurement period and 12.0% per year, or the adjusted benchmark return per share. In instances where the adjusted benchmark return per share applies, the incentive management fee will be reduced if our total return per share is between 200 basis points and 500 basis points below the applicable index by a low return factor, as defined in the business management agreement, and there will be no incentive management fee paid if, in these instances, our total return per share is more than 500 basis points below the applicable index.

    o
    The incentive management fee is subject to a cap. The cap is equal to the value of the number of Common Shares which would, after issuance, represent 1.5% of the number of Common Shares then outstanding multiplied by the average closing price of Common Shares

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        during the 10 consecutive trading days having the highest average closing prices during the final 30 trading days of the relevant measurement period.

        o
        Incentive management fees we paid to RMR LLC for any period may be subject to "clawback" if our financial statements for that period are restated due to material non-compliance with any financial reporting requirements under the securities laws as a result of the bad faith, fraud, willful misconduct or gross negligence of RMR LLC and the amount of the incentive management fee we paid was greater than the amount we would have paid based on the restated financial statements.

  •
  Property Management and Construction Supervision Fees.  The property management fees payable to RMR LLC by us for each applicable period are equal to 3.0% of gross collected rents and the construction supervision fees payable to RMR LLC by us for each applicable period are equal to 5.0% of construction costs.

  Pursuant to our business management agreement with RMR LLC, we recognized net business management fees of approximately $21.3 million for the year ended December 31, 2019, which amount reflects a reduction of approximately $0.6 million for the amortization of the liability we recorded in accordance with generally accepted accounting principles in connection with our acquisition of interest in RMR Inc. in June 2015. No incentive management fee was payable to RMR LLC under our business management agreement for the year ended December 31, 2019.

  Pursuant to our property management agreement with RMR LLC, we recognized aggregate net property management and construction supervision fees of approximately $21.9 million for the year ended December 31, 2019, which amount reflects a reduction of approximately $0.5 million for the amortization of the liability we recorded in accordance with generally accepted accounting principles in connection with our acquisition of interest in RMR Inc. in June 2015.

  In January 2019, we paid RMR LLC approximately $2.2 million for SIR's 2018 business management, property management and construction supervision fees that we had accrued, but not paid, as of December 31, 2018. We also paid RMR LLC a business management incentive fee of approximately $25.8 million, which represented the incentive fee incurred, but not paid, by SIR for the year ended December 31, 2018. We had assumed the obligation to pay these amounts as a result of the SIR Merger, which was effective December 31, 2018.

  •
  Expense Reimbursement.  We are generally responsible for all of our operating expenses, including certain expenses incurred or arranged by RMR LLC on our behalf. We are generally not responsible for payment of RMR LLC's employment, office or administrative expenses incurred to provide management services to us, except for the employment and related expenses of RMR LLC's employees assigned to work exclusively or partly at our properties, our share of the wages, benefits and other related costs of RMR LLC's centralized accounting personnel, our share of RMR LLC's costs for providing our internal audit function and as otherwise agreed. Our Audit Committee appoints our Director of Internal Audit and our Compensation Committee approves the costs of our internal audit function. Our property level operating expenses are generally incorporated into rents charged to our tenants, including certain payroll and related costs incurred by RMR LLC. We reimbursed RMR LLC approximately $26.4 million for these expenses and costs for the year ended December 31, 2019. We assumed the obligation to reimburse RMR LLC for similar expenses and costs that RMR LLC had incurred on behalf of SIR in the ordinary course but which SIR had not paid as of December 31, 2018. We reimbursed RMR LLC approximately $0.5 million in January 2019 for these expenses.

  •
  Term.  Our management agreements with RMR LLC have terms that end on December 31, 2039, and automatically extend on December 31st of each year for an additional year, so that the terms of our management agreements thereafter end on the 20th anniversary of the date of the extension.

  •
  Termination Rights.  We have the right to terminate one or both of our management agreements with RMR LLC: (i) at any time on 60 days' written notice for convenience, (ii) immediately on written notice for cause, as defined therein, (iii) on written notice given within 60 days after the

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    end of an applicable calendar year for a performance reason, as defined therein, and (iv) by written notice during the 12 months following a change of control of RMR LLC, as defined therein. RMR LLC has the right to terminate the management agreements for good reason, as defined therein.

  •
  Termination Fee.  If we terminate one or both of our management agreements with RMR LLC for convenience, or if RMR LLC terminates one or both of our management agreements for good reason, we have agreed to pay RMR LLC a termination fee in an amount equal to the sum of the present values of the monthly future fees, as defined therein, for the terminated management agreement(s) for the term that was remaining prior to such termination, which, depending on the time of termination would be between 19 and 20 years. If we terminate one or both of our management agreements with RMR LLC for a performance reason, we have agreed to pay RMR LLC the termination fee calculated as described above, but assuming a 10 year term was remaining prior to the termination. We are not required to pay any termination fee if we terminate our management agreements with RMR LLC for cause or as a result of a change of control of RMR LLC.

  •
  Transition Services.  RMR LLC has agreed to provide certain transition services to us for 120 days following an applicable termination by us or notice of termination by RMR LLC, including cooperating with us and using commercially reasonable efforts to facilitate the orderly transfer of the management and real estate investment services provided under our business management agreement and to facilitate the orderly transfer of the management of the managed properties under our property management agreement, as applicable.

  •
  Vendors.  Pursuant to our management agreements with RMR LLC, RMR LLC may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of goods and services to us. As part of this arrangement, we may enter agreements with RMR LLC and other companies to which RMR LLC or its subsidiaries provide management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

  •
  Investment Opportunities.  Under our business management agreement with RMR LLC, we acknowledge that RMR LLC may engage in other activities or businesses and act as the manager to any other person or entity (including other REITs) even though such person or entity has investment policies and objectives similar to ours and we are not entitled to preferential treatment in receiving information, recommendations and other services from RMR LLC.

Share Awards to RMR LLC Employees. We award Common Shares to our officers and other employees of RMR LLC annually. Generally, one fifth of these awards vests on the date of the awards and one fifth vests on each of the next four anniversaries of the dates of the awards. During 2019, we awarded to our officers and other employees of RMR LLC annual awards of 103,100 Common Shares, valued at approximately $3.1 million, in aggregate, based upon the closing price of the Common Shares on the Nasdaq on the date the awards were made under our equity compensation plan. These share awards to RMR LLC employees are in addition to the share awards made to our current and former Managing Trustees, as Trustee compensation, and the fees we paid to RMR LLC. During 2019, we purchased 15,588 Common Shares, at the closing price of the Common Shares on the Nasdaq on the date of purchase, from certain of our trustees and officers and other employees of RMR LLC in satisfaction of tax withholding and payment obligations in connection with the vesting of awards of the Common Shares.

On occasion, we have entered into arrangements with former employees of RMR LLC in connection with the termination of their employment with RMR LLC, providing for the acceleration of vesting of Common Share awards previously awarded to them under our equity compensation plans. The aggregate value of the Common Share awards we so accelerated, measured as of the effective dates of acceleration, was approximately $356,000, in aggregate, for the year ended December 31, 2019.

Additionally, each of our executive officers during 2019 received share awards of RMR Inc. and other companies to which RMR LLC or its subsidiaries provide management services in their capacities as officers or employees of RMR LLC.

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Leases with RMR LLC. We lease office space to RMR LLC in certain of our properties for RMR LLC's property management offices. Pursuant to our lease agreements with RMR LLC, we recognized rental income from RMR LLC for leased office space of approximately $1.1 million for the year ended December 31, 2019. Our office space leases with RMR LLC are terminable by RMR LLC if our management agreements with RMR LLC are terminated.

Other. One of our Managing Trustees, Adam Portnoy, is a director and controlling shareholder of Sonesta. We have in the past held, and likely will in the future hold, business meetings at hotels operated by Sonesta, which also manages certain hotels owned by SVC, and our Trustees and officers have in the past stayed, and are likely in the future to stay, overnight at hotels operated by Sonesta when traveling for our business. We pay Sonesta for the use of meeting space and related services and pay Sonesta or reimburse our Trustees and officers for the costs of these hotel stays.

Relationship with AIC. Until its dissolution on February 13, 2020, we, ABP Trust and five other companies to which RMR LLC provides management services owned AIC, an Indiana insurance company, in equal amounts and were parties to a shareholders agreement regarding AIC.

We and the other AIC shareholders historically participated in a combined property insurance program arranged and insured or reinsured in part by AIC. The policies under that program expired on June 30, 2019, and we and the other AIC shareholders elected not to renew the AIC property insurance program; we have instead purchased standalone property insurance coverage with unrelated third party insurance providers.

We paid aggregate annual premiums, including taxes and fees, of approximately $1.2 million in connection with this insurance program for the policy year ended June 30, 2019. Properties we acquired as a result of the SIR Merger were already previously included in this insurance program because SIR was a participant in the program. SIR paid an annual premium, including taxes and fees, of approximately $1.7 million in connection with this insurance program for the policy year ended June 30, 2019.

In connection with its dissolution, AIC distributed approximately $9.0 million to each of us and each other AIC shareholder as an initial liquidation distribution in December 2019.

RMR LLC historically provided management and administrative services to AIC for a fee equal to 3.0% of the total premiums paid for insurance arranged by AIC. As a result of the property insurance program having been discontinued as of June 30, 2019, AIC has not incurred fees payable to RMR LLC since that time.

Directors' and Officers' Liability Insurance. We, RMR Inc. and certain other companies to which RMR LLC or its subsidiaries provide management services participate in a combined directors' and officers' liability insurance policy. The current combined policy expires in September 2020. We paid an aggregate premium of approximately $0.2 million for this policy in 2019.

The foregoing descriptions of our agreements with RMR Inc., RMR LLC, AIC and other related persons are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Annual Report. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website, www.sec.gov. We may engage in additional transactions with related persons, including businesses to which RMR LLC or its subsidiaries provide management services.

         2020 Proxy Statement    B-5

THANK YOU

Thank you for being a shareholder of Office Properties Income Trust.

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, on May 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to submit your voting instructions. AUTHORIZE YOUR PROXY BY TELEPHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions. OFFICE PROPERTIES INCOME TRUST C/O BROADRIDGE FINANCIAL SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 If the meeting is postponed or adjourned, the above times will be extended to 11:59 p.m., Eastern time, on the day before the reconvened meeting. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Office Properties Income Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Office Properties Income Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D04930-P36553 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. OFFICE PROPERTIES INCOME TRUST For ! ! ! Withhold ! ! ! 1. Election of Trustees. Nominee (for Managing Trustee in Class II): David M. Blackman Nominee (for Independent Trustee in Class II): Donna D. Fraiche Nominee (for Independent Trustee in Class II): Jeffrey P. Somers For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! 2. Approve an amendment to the Company's Declaration of Trust to provide for the annual election of all Trustees. 3. Advisory vote to approve executive compensation. 4. Approval of the Amended and Restated Office Properties Income Trust 2009 Incentive Share Award Plan. 5. Ratification of the appointment of Ernst & Young LLP as independent auditors to serve for the 2020 fiscal year. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 and 5. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. ! For address changes, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date The Board of Trustees recommends a vote FOR all Nominees for Trustee in Proposal 1 and FOR Proposals 2, 3, 4 and 5.

OFFICE PROPERTIES INCOME TRUST ANNUAL MEETING OF SHAREHOLDERS May 27, 2020, 9:30 a.m., Eastern time Office Properties Income Trust Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts 02458* Upon arrival, please present photo identification at the registration desk. Please see the Proxy Statement for additional attendance instructions. The 2020 Annual Meeting of Shareholders of Office Properties Income Trust will address the following items of business: Election of the Trustees named in the Proxy Statement to the Company's Board of Trustees; Approve an amendment to the Company's Declaration of Trust to provide for the annual election of all Trustees; Advisory vote to approve executive compensation; Approval of the Amended and Restated Office Properties Income Trust 2009 Incentive Share Award Plan; Ratification of the appointment of Ernst & Young LLP as independent auditors to serve for the 2020 fiscal year; and Transaction of such other business as may properly come before the meeting and at any postponements or adjournments of the meeting. 1. 2. 3. 4. 5. 6. * As part of our precautions regarding the coronavirus or COVID-19, we are planning for the possibility that the annual meeting may be held virtually solely by means of remote communication or via a live webcast. If we take this step, we will announce the decision to do so in advance, and we will provide details on how to participate in a press release and on our website at www.opireit.com. Please retain a copy of the control number from this Proxy Card, in the event that the meeting is held by remote communication or live webcast. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ALL NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. D04931-P36553 OFFICE PROPERTIES INCOME TRUST Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458 Proxy Important Notice Regarding the Availability of Proxy Materials: The proxy materials for the 2020 Annual Meeting of Shareholders of Office Properties Income Trust (the "Company"), including the Company's annual report and proxy statement, are available on the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the reverse side hereof. This proxy is solicited on behalf of the Board of Trustees of Office Properties Income Trust. The undersigned shareholder of the Company hereby appoints David M. Blackman, Jennifer B. Clark and Adam D. Portnoy, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2020 Annual Meeting of Shareholders of the Company to be held at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, on May 27, 2020, at 9:30 a.m., Eastern time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the annual report and the proxy statement, which includes the Notice of 2020 Annual Meeting of Shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST FOR ALL NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for instructions on how to authorize a proxy. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Address Changes/Comments: